LOAN AND SECURITY AGREEMENT






                            FLEET RETAIL FINANCE INC.

                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN







                             HELLER FINANCIAL, INC.
                        CO-AGENT AND DOCUMENTATION AGENT




                                 PHAR-MOR, INC.

                                THE LEAD BORROWER




                                 PHAR-MOR, INC.

                               PHAR-MOR, INC. LLC
                           PHAR-MOR OF DELAWARE, INC.
                            PHAR-MOR OF FLORIDA, INC.
                             PHAR-MOR OF OHIO, INC.
                           PHAR-MOR OF VIRGINIA, INC.
                           PHAR-MOR OF WISCONSIN, INC.
                                PHARMHOUSE CORP.




                                  THE BORROWERS








                              Fleet Securities Inc.

                              THE SYNDICATION AGENT






                                November 16, 2000

                                TABLE OF CONTENTS


Article 1: - DEFINITIONS:.....................................................1


Article 2: - THE REVOLVING CREDIT:...........................................28

         2-1 -ESTABLISHMENT OF  REVOLVING CREDIT.............................28

         2-2 -INITIAL RESERVES. CHANGES TO RESERVES..........................28

         2-3 -ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)...............29

         2-4 -RISKS OF VALUE OF COLLATERAL...................................29

         2-5 -COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT
                    LETTERS OF CREDIT........................................30

         2-6 -REVOLVING CREDIT LOAN REQUESTS.................................30

         2-7 -MAKING OF REVOLVING CREDIT LOANS...............................32

         2-8 -SWINGLINE LOANS................................................32

         2-9 -THE LOAN ACCOUNT...............................................33

         2-10 -THE REVOLVING CREDIT NOTES....................................34

         2-11 -PAYMENT OF THE LOAN ACCOUNT...................................34

         2-12 -INTEREST ON REVOLVING CREDIT LOANS............................35

         2-13 -REVOLVING CREDIT COMMITMENT FEE...............................36

         2-14 -AGENT'S FEE...................................................36

         2-15 -UNUSED LINE FEE...............................................36

         2-16 -EARLY TERMINATION FEE.........................................36

         2-17 -CONCERNING FEES...............................................36

         2-18 -AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION..............37

         2-19 -PROCEDURES FOR ISSUANCE OF L/C'S..............................38

         2-20 -FEES FOR L/C'S................................................39

         2-21 -CONCERNING L/C'S..............................................40

         2-22 -CHANGED CIRCUMSTANCES.........................................41

         2-23 -DESIGNATION OF LEAD BORROWER AS BORROWERS'  AGENT.............42

         2-24 -LENDERS' COMMITMENTS..........................................42


Article 3: - CONDITIONS PRECEDENT:...........................................44

         3-1 -CORPORATE DUE DILIGENCE........................................44

         3-2 -OPINION........................................................44

         3-3 -ADDITIONAL DOCUMENTS...........................................44

         3-4 -REPRESENTATIONS AND WARRANTIES.................................44

         3-5 -PERFECTION OF ENCUMBRANCES.....................................45

         3-6 -SATISFACTION OF EXISTING INDEBTEDNESS..........................45

         3-7 -CONSENTS AND APPROVALS.........................................45

         3-8 -NO DEFAULTS UNDER APPLICABLE LAW OR MATERIAL AGREEMENTS........45

         3-9 -NO LITIGATION..................................................45

         3-10 -ALL FEES AND EXPENSES PAID....................................45

         3-11 -NO MATERIAL ADVERSE CHANGE....................................45

         3-12 -MINIMUM DAY ONE AVAILABILITY..................................45

         3-13 -BORROWER NOT IN DEFAULT.......................................45

         3-14 -BOND INDENTURES...............................................45

         3-15 -PROJECTIONS...................................................46

         3-16 -OTHER INFORMATION.............................................46

         3-17 -NO NEGATIVE EFFECT  ON SYNDICATION............................46

         3-18 -GOVERNMENT REGULATIONS........................................46

         3-19 -BENEFIT OF CONDITIONS PRECEDENT...............................46


Article 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:..............46

         4-1 -PAYMENT AND PERFORMANCE OF LIABILITIES.........................47

         4-2 -DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS..................47

         4-3 -TRADE NAMES....................................................48

         4-4 -INFRASTRUCTURE.................................................48

         4-5 -LOCATIONS......................................................49

         4-6 -TITLE TO ASSETS................................................50

         4-7 -INDEBTEDNESS...................................................50

         4-8 -INSURANCE......................................................50

         4-9 -LICENSES.......................................................51

         4-10 -LEASES........................................................51

         4-11 -REQUIREMENTS OF LAW...........................................52

         4-12 -LABOR RELATIONS...............................................52

         4-13 -MAINTAIN PROPERTIES...........................................53

         4-14 -TAXES.........................................................53

         4-15 -NO MARGIN STOCK...............................................54

         4-16 -ERISA.........................................................54

         4-17 -HAZARDOUS MATERIALS...........................................55

         4-18 -LITIGATION....................................................55

         4-19 -DIVIDENDS. INVESTMENTS. CORPORATE ACTION......................55

         4-20 -NEW BORROWERS.................................................56

         4-21 -LOANS.........................................................57

         4-22 -PROTECTION OF ASSETS..........................................57

         4-23 -LINE OF BUSINESS..............................................58

         4-24 -AFFILIATE TRANSACTIONS........................................58

         4-25 -FURTHER ASSURANCES............................................58

         4-26 -ADEQUACY OF DISCLOSURE........................................59

         4-27 -NO RESTRICTIONS ON LIABILITIES................................59

         4-28 -OTHER COVENANTS...............................................60


Article 5: FINANCIAL REPORTING AND PERFORMANCE COVENANTS:....................60

         5-1 -MAINTAIN RECORDS...............................................60

         5-2 -ACCESS TO RECORDS..............................................60

         5-3 -IMMEDIATE NOTICE TO AGENT......................................61

         5-4 -Borrowing Base Certificate.....................................62

         5-5 -MONTHLY REPORTS................................................62

         5-6 -QUARTERLY REPORTS..............................................62

         5-7 -ANNUAL REPORTS.................................................63

         5-8 -OFFICERS' CERTIFICATES.........................................63

         5-9 -INVENTORIES, APPRAISALS, AND AUDITS............................64

         5-10 -ADDITIONAL FINANCIAL INFORMATION..............................65

         5-11 -FINANCIAL PERFORMANCE COVENANTS...............................66


Article 6: - USE OF COLLATERAL:..............................................66

         6-1 -USE OF INVENTORY COLLATERAL....................................66

         6-2 -INVENTORY QUALITY..............................................66

         6-3 -ADJUSTMENTS AND ALLOWANCES.....................................67

         6-4 -VALIDITY OF ACCOUNTS...........................................67

         6-5 -NOTIFICATION TO ACCOUNT DEBTORS................................67


Article 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:........................67

         7-1 -DEPOSITORY ACCOUNTS............................................67

         7-2 -CREDIT CARD RECEIPTS...........................................68

         7-3 -THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.............68

         7-4 -PROCEEDS AND COLLECTIONS.......................................69

         7-5 -PAYMENT OF LIABILITIES.........................................70

         7-6 -THE OPERATING ACCOUNT..........................................71


Article 8: - GRANT OF SECURITY INTEREST:.....................................71

         8-1 -GRANT OF SECURITY INTEREST.....................................71

         8-2 -EXTENT AND DURATION OF SECURITY INTEREST.......................72


Article 9: - AGENT AS BORROWER'S ATTORNEY-IN-FACT:...........................72

         9-1 -APPOINTMENT AS ATTORNEY-IN-FACT................................72

         9-2 -NO OBLIGATION TO ACT...........................................73


Article 10: - EVENTS OF DEFAULT:.............................................73

         10-1 -FAILURE TO PAY THE REVOLVING CREDIT...........................73

         10-2 -FAILURE TO MAKE OTHER PAYMENTS................................73

         10-3 -FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD)....74

         10-4 -Financial Reporting Requirements..............................74

         10-5 -FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).......74

         10-6 -MISREPRESENTATION.............................................74

         10-7 -ACCELERATION OF OTHER DEBT. BREACH OF LEASE...................74

         10-8 -DEFAULT UNDER OTHER AGREEMENTS................................75

         10-9 -UNINSURED CASUALTY LOSS.......................................75

         10-10 -ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS..................75

         10-11 -BUSINESS FAILURE.............................................75

         10-12 -BANKRUPTCY...................................................76

         10-13 -DEFAULT BY GUARANTOR.........................................76

         10-14 -INDICTMENT - FORFEITURE......................................76

         10-15 -TERMINATION OF GUARANTY......................................76

         10-16 -CHALLENGE TO LOAN DOCUMENTS..................................76

         10-17 -CHANGE IN CONTROL............................................76


Article 11: - RIGHTS AND REMEDIES UPON DEFAULT:..............................77

         11-1 -Acceleration..................................................77

         11-2 -RIGHTS OF ENFORCEMENT.........................................77

         11-3 -SALE OF COLLATERAL............................................77

         11-4 -OCCUPATION OF BUSINESS LOCATION...............................78

         11-5 -GRANT OF NONEXCLUSIVE LICENSE.................................79

         11-6 -ASSEMBLY OF COLLATERAL........................................79

         11-7 -RIGHTS AND REMEDIES...........................................79


Article 12: - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:...................79

         12-1 -REVOLVING CREDIT FUNDING PROCEDURES...........................79

         12-2 -SWINGLINE LOANS...............................................80

         12-3 -AGENT'S COVERING OF FUNDINGS:.................................80

         12-4 -ORDINARY COURSE DISTRIBUTIONS.................................82


Article 13: - ACCELERATION AND LIQUIDATION:..................................83

         13-1 -ACCELERATION NOTICES..........................................83

         13-2 -ACCELERATION..................................................84

         13-3 -INITIATION OF LIQUIDATION.....................................84

         13-4 -ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION...........84

         13-5 -AGENT'S CONDUCT OF LIQUIDATION................................84

         13-6 -DISTRIBUTION OF LIQUIDATION PROCEEDS:.........................85

         13-7 -RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION................85


Article 14: - THE AGENT:.....................................................86

         14-1 -APPOINTMENT OF THE AGENT......................................86

         14-2 -RESPONSIBILITIES OF AGENT.....................................86

         14-3 -CONCERNING DISTRIBUTIONS BY THE AGENT.........................87

         14-4 -DISPUTE RESOLUTION:...........................................88

         14-5 -DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS.....................88

         14-6 -CONFIDENTIAL INFORMATION......................................89

         14-7 -RELIANCE BY AGENT.............................................89

         14-8 -NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS......89

         14-9 -INDEMNIFICATION...............................................90

         14-10 -RESIGNATION OF AGENT.........................................91


Article 15: - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:............91

         15-1 -ADMINISTRATION OF CREDIT FACILITIES...........................91

         15-2 -   ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS......92

         15-3 -ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS....92

         15-4 -   ACTION REQUIRING CERTAIN CONSENT...........................93

         15-5 -ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT............93

         15-6 -ACTIONS REQUIRING SWINGLINE LENDER CONSENT....................94

         15-7 -ACTIONS REQUIRING AGENT'S CONSENT.............................94

         15-8 -MISCELLANEOUS ACTIONS.........................................94

         15-9 -ACTIONS REQUIRING BORROWER'S CONSENT..........................95

         15-10 -NONCONSENTING REVOLVING CREDIT LENDER........................95


Article 16: - ASSIGNMENTS BY REVOLVING CREDIT LENDERS:


         16-1 -ASSIGNMENTS AND ASSUMPTIONS:..................................96

         16-2 -ASSIGNMENT PROCEDURES.........................................97

         16-3 -EFFECT OF ASSIGNMENT..........................................98


Article 17: - NOTICES:.......................................................98

         17-1 -NOTICE ADDRESSES..............................................98

         17-2 -NOTICE GIVEN..................................................99


Article 18: - TERM:.........................................................100

         18-1 -TERMINATION OF REVOLVING CREDIT..............................100

         18-2 -ACTIONS ON TERMINATION.......................................100


Article 19: - GENERAL:......................................................100

         19-1 -PROTECTION OF COLLATERAL.....................................100

         19-2 -PUBLICITY....................................................101

         19-3 -SUCCESSORS AND ASSIGNS.......................................101

         19-4 -SEVERABILITY.................................................101

         19-5 -AMENDMENTS.  COURSE OF DEALING...............................101

         19-6 -POWER OF ATTORNEY............................................102

         19-7 -APPLICATION OF PROCEEDS......................................102

         19-8 -INCREASED COSTS..............................................102

         19-9 -COSTS AND EXPENSES OF THE AGENT..............................103

         19-10 -COPIES AND FACSIMILES.......................................104

         19-11 -MASSACHUSETTS LAW...........................................104

         19-12 -CONSENT TO JURISDICTION.....................................104

         19-13 -INDEMNIFICATION.............................................105

         19-14 -RULES OF CONSTRUCTION.......................................105

         19-15 -INTENT......................................................107

         19-16 -PARTICIPATIONS:.............................................107

         19-17 -RIGHT OF SET-OFF............................................107

         19-18 -PLEDGES TO FEDERAL RESERVE BANKS:...........................107

         19-19 -MAXIMUM INTEREST RATE.......................................108

         19-20 -EXECUTION IN COUNTERPARTS...................................108

         19-21 -WAIVERS.....................................................108

                                    EXHIBITS

         2:2-8(c) :        :        SwingLine Note
         2:2-10            :        Revolving Credit Note
         2:2-24            :        Revolving Credit Lenders' Commitments
         4:4-2             :        Corporate Information
         4:4-3             :        Trade Names
         4:4-5             :        Locations, Leases, and Landlords
         4:4-6             :        Encumbrances
         4:4-6(c)(ii)      :        Equipment Usage Agreement
         4:4-7             :        Indebtedness
         4:4-8             :        Insurance Policies
         4:4-10            :        Capital Leases
         4:4-12            :        Labor Relations
         4:4-14            :        Taxes
         4:4-16(a)         :        ERISA
         4:4-17(a)         :        Hazardous Materials
         4:4-18            :        Litigation
         5:5-4             :        Borrowing Base Certificate
         5:5-5             :        Monthly Reports
         7:7-1(a) :                 DDA's.
         7:7-1(b)(ii)      :        Blocked Account Agreement
         7:7-2             :        Credit Card Arrangements
         16:16-2  :                 Assignment and Acceptance

LOAN AND SECURITY AGREEMENT



                                                               November 16, 2000



         THIS AGREEMENT is made between

                   Fleet Retail Finance Inc. (in such capacity, herein the "Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "Revolving Credit Lenders", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of Section 2:2-24, below;

                  and

                  The Revolving Credit Lenders;

                  and

                  Phar-Mor, Inc. in such capacity, ( the "Lead Borrower"), a Pennsylvania corporation with its principal executive offices at 20 Federal Plaza West, Youngstown, Ohio 44503, as agent for the following (individually, a "Borrower" and collectively, the "Borrowers"):

                  Phar-Mor, Inc., a Pennsylvania corporation, Phar-Mor of Florida, Inc., a Pennsylvania corporation, Phar-Mor of Ohio, Inc., an Ohio corporation, Phar-Mor of Virginia, Inc., a Virginia corporation, Phar-Mor of Wisconsin, Inc., a Wisconsin corporation, Phar-Mor of Delaware, Inc., a Delaware corporation, Phar-Mor, Inc. LLC, a Pennsylvania limited liability company and Pharmhouse Corp., a New York corporation in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:
Article 1:        - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "1995 Indenture": The September 11, 1995 Indenture between the Lead Borrower and IBJ Schroeder Bank & Trust Company, Trustee, as assigned to The Bank of New York, as successor to IBJ
                  Schroeder Bank & Trust Company, pursuant to which the Lead Borrower issued its 11.72% Senior Notes Due 2002.

         "Acceleration":   The  making  of  demand  or   declaration   that  any
                  indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "Acceleration Notice":     Written notice as follows:
                           (a) From the Agent to the Revolving  Credit  Lenders,
                               as provided in 13:13-1(a).
                           (b) From the  SuperMajority  Lenders to the Agent, as
                               provided in Section 13:13-1(b).

         "Account Debtor": Has the meaning given that term in the UCC.

         "Accounts"  and  "Accounts  Receivable"  include,  without  limitation,
                  "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; arising out of the use of a credit or charge card or information contained on or used with that card; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "Affiliate":      The following:
                           (a) With respect to any two Persons,  a  relationship
                  in which (i) one holds, directly or indirectly, not less than twenty five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than twenty five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.
                           (b) Any Person  which:  is a parent,  brother-sister,
                  subsidiary, of a Borrower; could have such enterprise's tax returns or financial statements consolidated with that Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; or controls or is controlled by any Borrower.

         "Agent": Is referred to in the Preamble.

         " Agent's  Cover":         Defined in Section 12:12-3(c)(i).

         " Agent's Fee": Is defined in Section 2:2-14.

         " Agent's Rights and Remedies":    Is defined in Section 11:11-7.

         "Applicable  Law":  As  to  any   Person:(i)   All   statutes,   rules,
                  regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "Applicable Margin":  The Base Margin Loans,  Eurodollar  Loans and L/C
                  Fees determined as of the date of this Agreement based upon the following criteria:

         ----------- ------------------- ------------------ ----------------- ------------------ ----------------

         Tier         Availability       Base Margin        Eurodollar        Documentary L/C     Standby L/C
                                         Applicable Margin  Applicable        Fees               Fees
                                                            Margin
         ----------- ------------------- ------------------ ----------------- ------------------ ----------------
         ----------- ------------------- ------------------ ----------------- ------------------ ----------------

         1           In excess of        0%                 2.00%             1.50%              2.00%
                     $50,000,000
         ----------- ------------------- ------------------ ----------------- ------------------ ----------------

                                       3

         --------- ------------------- ------------------ ----------------- ------------------ ----------------

         2           In excess of        0%                 2.25%             1.75%              2.25%
                     $20,000,000 but
                     less than or
                     equal to
                     $50,000,000
         ----------- ------------------- ------------------ ----------------- ------------------ ----------------

         3           Less than or        0%                 2.50%             2.00%              2.50%
                     equal to
                     $20,000,000
         ----------- ------------------- ------------------ ----------------- ------------------ ----------------

                  The initial Applicable Margin and L/C Fees shall be at level 1, above. The Applicable Margin and L/C Fees shall be adjusted quarterly as of the first day of each calendar quarter based upon the average Availability for the immediately preceding quarter, as shown on the Borrowing Base Certificates for such quarter. Upon the occurrence of an Event of Default, interest shall accrue at the rate set forth in Section 2:2-11(f), and L/C Fees shall accrue at 200 basis points in excess of the L/C Fees set forth at Level 3, above.

         "Assigning Revolving Credit Lender":     Defined in Section 16:16-1(a).

         "Assignment and Acceptance":       Defined in Section 16:16-2.

         "Availability":   The lesser of (a) or (b), where:
                           (a) is the result of
                                    (i)     The Revolving Credit Ceiling
                                            Minus
                                    (ii)    The aggregate unpaid balance of the
                                               Loan Account
                                            Minus
                                    (iii)   The aggregate undrawn Stated Amount
                                               of all then outstanding  L/C's.

                           (b) is the result of
                                    (i)     The Borrowing Base
                                            Minus
                                    (ii)    The aggregate unpaid balance of the
                                               Loan Account
                                            Minus
                                    (iv)    The aggregate undrawn Stated Amount
                                               of all then outstanding L/C's.

                                            Minus
                                    (v)     The aggregate of the Availability
                                               Reserves.

         "Availability Reserves": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral.

         "Bankruptcy Code":      Title 11, U.S.C., as amended from time to time.

         "Base": The higher of (i) the annual rate of interest announced from time to time by Fleet National Bank at its head office in Boston, Massachusetts, as its "Prime Rate" or (ii) one-half of one percent (.50%) above the Federal Funds Effective Rate. Federal Funds Effective Rate shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Fleet National Bank from three funds brokers of recognized standing selected by Fleet National Bank. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "Base Margin Loan":Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "Base Margin Rate":The aggregate of Base plus the Applicable Margin per annum.

         "Blocked Account"   Any DDA into which the contents of any other DDA is
                  transferred.

         "Blocked Account Agreement":  An Agreement substantially in the form of
                  EXHIBIT 7:7-1(b)(ii).

         "Borrower" and "Borrowers":        Is defined in the Preamble.

         "Borrowing Base": The aggregate of the following:
                           The  face  amount  of  Eligible  Receivables  (net of
                  Receivables Reserves) multiplied by the Receivables Advance Rate.
                                    Plus
                           The lesser of (a) the Cost of Eligible Inventory (net
                  of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) ninety percent (90%) of the appraised liquidation value of Eligible Inventory (expressed as a percentage of the Cost of appraised Eligible Inventory) (provided that the appraised liquidation value of the Borrowers' prescription list shall in no event exceed nine percent (9%) of the appraised liquidation value of Eligible Inventory, as determined in accordance with Section 5:5-9).

         "Borrowing Base Certificate":      Is defined in Section 5:5-4.

         "BusinessDay": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in Youngstown, Ohio, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent or Fleet National Bank is not open to the general public to conduct business.

         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

         "Cash Control Event": Availability at any time is less than Twenty Million Dollars ($20,000,000.00).

         "Change in Control":       The occurrence of any of the following:
                           (a) The acquisition,  by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange
                  Commission) of 20% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower (excluding any acquisition of stock by Avatex Corporation).

                           (b) More than half of the persons who were  directors
                  of the Lead Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death, disability, or replacement by other Persons nominated by Avatex Corporation, a Delaware corporation to be directors of the Lead Borrower.
                           (c) Any failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all other Borrowers, either directly or through ownership of 100% of the capital stock of any entity which owns the stock of any other Borrower.

         "Chattel Paper":  Has the meaning given that term in the UCC.

         "Collateral":     Is defined in Section 8:8-1.

         "Collateral   Interest":   Any   interest  in  property  to  secure  an
                  obligation,   including,   without   limitation,   a  security
                  interest, mortgage, and deed of trust.

         "Concentration Account":   Is defined in Section 7:7-3.

         "Consent": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "Consigned  Inventory":  Inventory  held by a Borrower  on  consignment
                  (including, without limitation, GE lightbulbs).

         "Consolidated Net  Worth":  At any date as of which the amount  thereof shall be determined, Consolidated Total Assets minus Consolidated Total Liabilities, provided, however, for the purpose of the calculation of Consolidated Net Worth hereunder, extraordinary income (e.g. discounted bond repurchases) and noncash losses, charges, write-downs or reserves to any non-current assets or liabilities existing as of the date of this Agreement, other than on account of inventory write-downs, shall be excluded and such adjustment shall be carried over from year to year in making such calculation.

         "Consolidated Total Assets": At any date as of which the amount thereof shall be determined, all assets that should, in accordance with GAAP, be classified as assets on the consolidated balance sheet of the Lead Borrower.

         "Consolidated Total Liabilities": At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of the Lead Borrower, including in any event all Indebtedness.

         "Cost":  The lower of (a) or (b), where:
                           (a) is the calculated  cost of purchases,  based upon
                  the Borrowers' accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' stock ledger.
                           (b) is the cost  equivalent of the lowest ticketed or
                  promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), reflecting the Borrowers' Current Practices.
                           "Cost"  does  not  include  inventory  capitalization
                  costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold.

         "Costs of Collection": All reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Agent's option may bear interest, after demand, at the then effective Base Margin Rate.

         "Current Practices":       Practices in effect on October 1, 2000.

         "CustomerCredit Liability": Gift certificates, merchandise credits, layaway obligations, customer deposits, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA":   Any  checking  or  other  demand  daily   depository   account
                  maintained by any Borrower.

         "Default": Any occurrence, circumstance, or state of facts with respect to any Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "Delinquent Revolving Credit Lender":    Defined in Section 12:12-3(c).

         "Deposit Account":         Has the meaning given that term in the UCC.

         "Documents":      Has the meaning given that term in the UCC.

         "Documents of Title":      Has the meaning given that term in the UCC.

         "Eligible Assignee": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of three hundred million dollars ($300,000,000.00) or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

         "Eligible Inventory": Eligible L/C Inventory and such of the Borrowers'
                  Inventory consisting of merchandise inventory (inclusive of pharmaceutical Inventory and prescription list), at such locations, and of such types, character, qualities and quantities, as the Agent in its discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances). Eligible Inventory will exclude, without limitation, Inventory that is not saleable, including non-merchandise categories (labels, bags, packaging, etc.), Inventory in foreign locations (except for Eligible L/C Inventory), fresh produce inventory, samples, damaged goods, return to vendor merchandise, and consignment Inventory.

         "Eligible L/C Inventory":  Inventory to be acquired by a Borrower,  the purchase of which is supported by a documentary L/C then having an initial expiry of forty five (45) or less days, provided that
                                    (a)  Such   Inventory   is  of  such  types,
                           character, qualities and quantities (net of Inventory Reserves) as the Agent in its reasonable discretion from time to time reasonably determines to be eligible for borrowing; and
                                    (b)  The  documentary  L/C  supporting  such
                           purchase names the Agent or any Issuer as consignee of the subject Inventory and the Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Agent).

         "EligibleReceivables":  Such of the Borrowers' Accounts as arise in the ordinary course of the Borrowers' business for goods sold and/or services rendered by the Borrowers, which Accounts have been determined by the Agent in its discretion to be satisfactory and have been earned by performance and are owed to the Borrowers by such of the Borrowers' trade customers as the Agent determines to be satisfactory, in the Agent's discretion in each instance, as to which Accounts, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances).

         "Employee Benefit Plan":   As defined in ERISA.

         "Encumbrance":    Each of the following:

                           (a) A  Collateral  Interest or agreement to create or
                  grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "End Date":      The date upon which both (a) all Liabilities have been
                  paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "Environmental Laws":      All of the following:
                           (a) Applicable Law which  regulates or relates to, or
                  imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                           (b) The common law  relating  to damage to Persons or
                  property from Hazardous Materials.

         "Equipment": Includes,  without  limitation,  "equipment" as defined in the  UCC,  and  also  all  furniture,  store  fixtures,  motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Eurodollar Business Day": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "Eurodollar Loan":  Any Revolving Credit Loan which bears interest at a
                  Eurodollar Rate.

         "Eurodollar Offer Rate":  That rate of interest  (rounded  upwards,  if necessary, to the next 1/100 of 1%) determined by the Agent to be a prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Eurodollar market in which Fleet National Bank participates at or about 10:00AM (Boston Time) two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "Eurodollar Rate":  That per annum rate which is the  aggregate  of the
                  Eurodollar Offer Rate plus the Applicable Margin for Eurodollar Loans except that, in the event that the Agent determines that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:
                           (a) is the decimal equivalent of the following
                                 fraction:
                                  Eurodollar Offer Rate
                                  ---------------------
                                 1 minus Reserve Percentage
                           (b) is the Applicable Margin for Eurodollar Loans.

         "Events of Default": Is defined in Article 10:. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Revolving Credit Lenders or by the Agent as applicable.

         "Exempt DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "Fee Letter": That letter dated October 6, 2000 and styled "Fee Letter" between the Lead Borrower and the Agent, as such letter may from time to time be amended.

         "Fiscal":When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2001 reference to that year would be to the Borrowers' "Fiscal 2001").

         "Fixtures":       Has the meaning given that term in the UCC.

         "FRFI":           Fleet Retail Finance Inc.

         "GAAP": Generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Section 5:5-11 shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Lead Borrower's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

         "General Intangibles":    Includes,   without   limitation,    "general
                  intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the or credit extended or services performed, by any Borrower, whether intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

         "Goods": Has the meaning  given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "Hazardous Materials": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and
                  (b) oil in any physical state.

         "Indebtedness":  All  indebtedness and obligations of or assumed by any
                  Person on account of or in respect to any of the following:
                           (a) In  respect  of  money  borrowed  (including  any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.
                           (b) In  connection  with  any  letter  of  credit  or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).
                           (c) In  connection  with  the  sale  or  discount  of
                  accounts receivable or chattel paper of such Person.

                           (d)      As lessee under Capital Leases.
                           (e) In connection with any sale and leaseback transaction.
                                    "Indebtedness" also includes
                                            (x)   Any   guaranty,   endorsement,
                                    suretyship or other undertaking  pursuant to
                                    which  that  Person may be liable on account
                                    of any obligation of any third party.
                                            (y)    The    Indebtedness    of   a
                                    partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "Indemnified Person":      Is defined in Section 19:19-13.

         "Instruments":    Has the meaning given that term in the UCC.

         "Interest Payment Date":   With reference to:
                           Each  Eurodollar  Loan:  The last day of the Interest
                  Period relating thereto (and on the last day of month three for any such loan which has a six month Interest Period); the Termination Date; and the End Date.
                           Each Base Margin  Loan:  The first day of each month;
                  the Termination Date; and the End Date.

         "Interest Period":         The following:
                           (a) With respect to each Eurodollar Loan:  Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2:2-6) to the Agent.
                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 2:2-6) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.
                           (c) The setting of Interest Periods is in all instances subject to the following:
                                    (i) Any  Interest  Period for a Base  Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.
                                    (ii) Any  Interest  Period for a  Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                                    (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                                    (iv)  Any   Interest   Period   which  would
                           otherwise end after the Termination Date shall end on the Termination Date.
                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2:2-12(d) hereof.

         "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing, provided, however, that Inventory shall not include Consigned Inventory.

         "Inventory Advance Rate":  Sixty-five percent (65%), for so long as the
                  1995 Indenture remains outstanding, and sixty-eight percent (68%) following the termination of the 1995 Indenture, provided that no Indebtedness incurred in connection with any refinancing of the 1995 Indenture restricts the Borrower's Inventory Advance Rate below sixty-eight percent (68%).

         "Inventory Reserves":  Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:
                           (i)      Obsolescence (based upon Inventory on hand
                                     beyond a given number of days).
                           (ii)     Seasonality.
                           (iii)    Shrinkage.
                           (iv)     Imbalance.
                           (v)      Change in Inventory character.
                           (vi)     Change in Inventory composition
                           (vii)    Change in Inventory mix.
                           (viii)   Markdowns (both permanent and point of sale)
                           (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "Investment Property":     Has the meaning given that term in the UCC.

         "Issuer":         The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "Leasehold Interest": Any interest of a Borrower as lessee under any Lease.

         "Lenders'Special Counsel":  A single counsel,  selected by the Majority
                  Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any
                  "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "Letter-of-Credit Right": Has the meaning given that term in UCC 9'99 and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "Liabilities":    Includes, without limitation, the following:
                  (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan
         Documents:
                           (i) Any  and all  direct  and  indirect  liabilities,
                  debts, and obligations of each Borrower to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.
                           (ii) Each  obligation  to repay  any  loan,  advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against any Borrower.
                           (iii)  All  notes  and  other   obligations  of  each
                  Borrower now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.
                           (iv)  All  interest,  fees,  and  charges  and  other
                  amounts which may be charged by the Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to the Agent or any Revolving Credit Lender from time to time.
                           (v)      All Costs of Collection.
                           (vi) Any and all  covenants  of each  Borrower  to or
                  with the Agent or any Revolving Credit Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and the Agent or any Revolving Credit Lender or instrument furnished by that Borrower to the Agent or any Revolving Credit Lender.

                           (vii) Each of the  foregoing as if each  reference to
                  the " the Agent or any Revolving Credit Lender" were to each Affiliate of the Agent.

                           (b) Any  and  all  direct  or  indirect  liabilities,
                  debts, and obligations of each Borrower to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "Liquidation": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "Loan Account":   Is defined in Section 2:2-9.

         "Loan Commitment": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "Loan Documents": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3:, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Agent or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Affiliate of the Agent, as each may be amended from time to time.

         "MajorityLenders":  Revolving  Credit  Lenders  (other than  Delinquent
                  Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders), or if the Loan
                  Commitments have been terminated, Revolving Credit Lenders whose percentage of the outstanding Revolving Credit Loans and face amount of all outstanding L/Cs (after settlement and repayment of all SwingLine Loans by the Revolving Credit Lenders) aggregate not less than 51% of all such Liabilities.

         "MaterialAccounting   Change":   Any  change  in  GAAP   applicable  to
                  accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5:5-11 where such a breach would not have occurred if such change had not taken place or visa versa.

         "MaterialAdverse Change": Any event, fact, circumstance,  change in, or effect on, the business of, any Borrower which, individually or in the aggregate or on a cumulative basis with any other circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole which:
                           (a) Is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the financial condition of that Borrower.
                           (b) Would reasonably be expected to materially adversely affect the ability of that Borrower to operate or conduct its business in all material respects in the manner necessary to perform its obligations under the Loan Documents
                  .
                           (c) Would  reasonably  be expected to have a material
                  adverse effect or result in a material adverse change in the value, enforceability, collectability or the nature of the Collateral.

         "MaterialAdverse Effect": A result, consequence, or outcome with respect to the Borrowers which constitutes a Material Adverse Change.

         "Maturity Date":   November 30, 2003.

         "New Borrower":   Is defined in Section 4:4-20.

         "Nominee": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

         "Operating Account":       Is defined in Section 7:7-3.

         "OverLoan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "Participant":    Is defined in Section 19:19-16, hereof.

         "Payment Intangible": Has the meaning given that term in UCC 9'99 and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "Permissible  OverLoans":  Revolving  Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied:
                  (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible OverLoans, such Revolving Credit Loans do not aggregate more than ten percent (10%) of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

         "Permitted Encumbrances":  The following:
                           (a)  Encumbrances in favor of the Agent.

                           (b) Encumbrances listed on EXHIBIT 4:4-6, annexed hereto.

                           (c) Encumbrances on Equipment or real property, subject to compliance with the terms of Section 4:4-6(c), below.
                           (d) Non-consensual  statutory liens (other than liens
                  securing the payment of taxes) arising in the ordinary course of a Borrowers' business to the extent: such liens secure obligations which are not overdue or such liens secure obligations relating to claims or liabilities which are fully insured (subject to commercially reasonable deductibles) and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to a Borrower, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrowers' books.
                           (e) Carriers', warehousemen's, mechanics, repairmen's
                  or similar liens incurred in the ordinary course of business.
                           (f) Zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                           (g) Deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.
                           (h)       Landlord's liens by operation of law.
                           (i)       Interests of lessors under Capital Leases.
                           (j) Liens  consisting of security  deposits made by a
                  Borrower. The inclusion of any of the foregoing as a "Permitted Encumbrance" does not affect its relative priority vis a vis any Collateral Interest created by a Borrower in favor of the Agent.

         "Permitted Investments":  Investments by the Lead Borrower, or financed by the Lead Borrower pursuant to Section 4:4-21(f), below, in readily marketable securities (but in no event in any securities of Avatex Corporation) where each of the following conditions is met:
                           (a) The Agent  shall have a first and only  perfected
                  security interest in the security.
                           (b) The cost, to the Lead Borrower (whether by direct
                  investment or loans made to Cabot Noble, Inc.), for such marketable security, when aggregated with the cost of all other securities purchased by the Lead Borrower (whether by direct investment or loans made to Cabot Noble, Inc.), since October 1, 2000, does not exceed $5,000,000.00.
                           (c)  At the  making  of the  relevant  purchase,  the
                  Borrowers are not then in Default nor would be in Default immediately following such purchase.
                           (d)  Availability,  immediately  after  the  relevant
                  purchase, is equal to not less than $30,000,000.00.
                           (e) The Lead Borrower  provides to the Agent,  within
                  seven (7) days of the making of the relevant purchase, a forecast of Availability through the next ninety (90) day period, which forecast reflects Availability at all times equal to not less than $30,000,000.00.

         "Permitted  Repurchases":  Repurchases  of (i)  the  Borrower's  11.72%
                  Unsecured Senior Debentures, and (ii) the Borrower's common stock up to $2,500,000.00 in the aggregate per annum, provided that in the case of either (i) or (ii), above, (A) the Borrowers are not then in Default nor would be in Default immediately following the subject repurchase and (B) Availability, immediately after the relevant repurchase, is equal to not less than $30,000,000.00.

         "Person":Any natural person,  and any  corporation,  limited  liability
                  company,   trust,   partnership,   joint  venture,   or  other
                  enterprise or entity.

         "Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 8:8-1 hereof.

         "Receipts": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "Receivables Advance Rate":        Eighty five percent (85%).

         "Receivables Collateral": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "Receivables Reserves": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the collectability in the ordinary course and of the creditworthiness of the relevant Account Debtor. Without limiting the generality of the foregoing, Receivables Reserves may include (but are not limited to) reserves based on the following:
                           (a) The aggregate of all accounts  receivables  which
                  are more than sixty (60) days past original invoice date.
                           (b) The aggregate of all accounts  receivable owed by
                  any Account Debtor twenty five percent (25%) or more of whose accounts are described in Subsection (a), above.
                           (c) That portion of Eligible  Receivables owed by any
                  Account Debtor which exceed thirty percent (30%) of all Eligible Receivables.

                           (d) The  aggregate of all accounts  receivable  which
                  arise out of the sale by any Borrower of goods consigned or delivered to that Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of Article 2 of the Uniform Commercial
                  Code).
                           (e) The  aggregate of all accounts  receivable  which
                  arise out of any sale made on a basis other than upon terms usual to the business of any Borrower.
                           (f) The  aggregate of all accounts  receivable  which
                  arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.
                           (g) The  aggregate of all accounts  receivable  which
                  are owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia.
                           (h) The  aggregate of all accounts  receivable  which
                  are owed by any Affiliate.
                           (i) So much of any  account  as to which the  subject
                  Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Agent in its discretion.
                           (j) The  aggregate of all accounts  receivable  which
                  are evidenced by a promissory note or other documentation evidencing modified payment terms.
                           (k) The  aggregate of all accounts  receivable  which
                  arise out of any agreement with, or purchase order from (a) the United States, or any instrumentality thereof, or (b) with any other state or local governmental entity as to whose contracts, the assignment thereof is subject to any limitation or prohibition, including, without limitation, all so-called Medicare and Medicaid receivables.

                           (l) The  aggregate of all accounts  receivable  which
                  are owed by any person employed by, or a salesperson of, any Borrower.

         "Register":       Is defined in Section 16:16-2(c).

         "Requirements of Law":     As to any Person:
                           (a)      Applicable Law.
                           (b)      That Person's organizational documents.
                           (c) That Person's  by-laws  and/or other  instruments
                  which  deal  with   corporate   or  similar   governance,   as
                  applicable.

         "Reserve Percentage": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "Reserves": The following: Receivables Reserves; Availability Reserves;
                  and Inventory Reserves.
         "Revolving Credit":        Is defined in Section 2:2-1.

         "Revolving Credit Ceiling":        $150,000,000.00.

         "Revolving Credit Commitment Fee": Is defined in Section 2:2-13.

         "Revolving Credit Dollar Commitment": As set forth on EXHIBIT 2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "Revolving Credit Early Termination Fee": Is defined in Section 2:2-16.

         "Revolving Credit Lenders":  Each Revolving Credit Lender party to this
                  Agreement as of the date hereof and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of to this Agreement.

         "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2:2-11(c)).

         "Revolving Credit Note":   Is defined in Section 2:2-10.

         "Revolving  Credit  Obligations":   The  aggregate  of  the  Borrowers'
                  liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

         "Revolving Credit  Commitment  Percentage":  As set  forth  on  EXHIBIT
                  2:2-24,   annexed  hereto  (as  such  amounts  may  change  in
                  accordance with the provisions of this Agreement).

         "SEC":   The Securities and Exchange Commission.

         "Stated Amount":  The maximum amount for which an L/C may be honored.

         "Store": A place at which a Borrower customarily offers its Inventory for retail sale to the public.

         "Subsidiary":  Any  corporation,   association,  joint  stock  company,
                  business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Borrower or a Subsidiary of a Borrower; or any other such organization the management of which is directly or indirectly controlled by a Borrower or a Subsidiary of a Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Borrower or any of its Subsidiaries has a 50% ownership interest.

         "SuperMajority   Lenders":   Revolving   Credit   Lenders  (other  than
                  Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender), or if the Loan Commitments have been terminated, Revolving Credit Lenders whose percentage of the outstanding Revolving Credit Loans and face amount of all outstanding L/Cs (after settlement and repayment of all SwingLine Loans by the Revolving Credit Lenders) aggregate not less than 66-2/3% of all such Liabilities.

         "Supporting Obligation": Has the meaning given that term in UCC 9'99 and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SwingLine": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SwingLine Lender":        FRFI.

         "SwingLine Loan Ceiling": $20,000,000.00 (subject to increase as provided in Section 15:15-4).

         "SwingLine Loans":         Defined in Section 2:2-8.

         "SwingLine Note": Defined in Section 3-7(c).

         "Syndication Agent":      Fleet Securities Inc.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10:10-12, below; or (c) the Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10:10-12, below; or
                  (d) that date, thirty (30) days irrevocable written notice of which is provided by the Lead Borrower to the Agent.

         "Transfer":  Wire  transfer   pursuant  to  the  wire  transfer  system
                  maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17:17-1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UCC9'99": The Uniform Commercial Code, Article 9, 1999 Official Text, except that following the effectiveness, in Massachusetts, of the revision of Article 9 of the Uniform Commercial Code contemplated by UCC9'99 (with such nonuniform variations as may be adopted as part of the enactment of that revision), each reference to "UCC9'99" shall be to the UCC.

         "Unanimous Consent":  Consent of Revolving  Credit  Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "Unused Line Fee":         Is defined in Section 2:2-15.

Article 2:        - THE REVOLVING CREDIT:

2-1      -.       Establishment of  Revolving Credit
         (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.
         (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in
Section 5:5-4, below. The Cost of Eligible Inventory will be determined in a manner consistent with the Borrower's Current Practices and shall be based on the Borrowers' general ledger inventory.
         (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2:2-24.
         (d) The proceeds of borrowings under the Revolving Credit shall be used solely for the Borrowers' working capital (including, repayment of existing Indebtedness to institutional lenders), Capital Expenditures, and Permitted Repurchases, to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.
         (e) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, in no event, while the 1995 Indenture remains outstanding, shall the Borrowers permit the aggregate amount of principal and interest outstanding hereunder at any time to exceed the sum of (i) 90% of the accounts receivable of the Borrowers, plus (ii) 65% of the inventory of the Borrowers (where the terms "accounts receivable" and "inventory" have the meanings given to them in accordance with GAAP), and the Borrowers shall refrain from borrowing or immediately repay any advance to the extent necessary to accomplish the foregoing.

2-2      -INITIAL RESERVES. CHANGES TO RESERVES.

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

         (a) At the execution of this Agreement, the only Reserves are as reflected on the initial Borrowing Base Certificate.
         (b) Reserves that may be revised, by the Agent in good faith in its reasonable business judgment:

                  (i) To reflect events, conditions, contingencies or risks that, as determined by the Agent in good faith in its reasonable business judgment, do or may affect any of:

                           (A) The Collateral or any other property which secures the Liabilities.
                           (B)  The  assets,   business  or   prospects  of  any
                  Borrower.
                           (C) The Collateral  Interests and other rights of the
                  Agent in, or to realize upon, the Collateral (including the enforceability, perfection and priority thereof).

                  (ii) To reflect the Agent's good faith belief in its reasonable business judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Agent is or may have been incomplete, inaccurate or misleading in any material respect.
                  (iii) To reflect any state of facts which constitutes an Event of Default.

         (c) A change to a then existing Reserve may be made only with not less than seven (7) Business Days prior notice to the Lead Borrower, during which period the Agent shall afford the Borrower an opportunity to demonstrate that such Reserve is not necessary (unless the Agent determines that the Collateral would be materially and adversely affected by such delay or an Event of Default exists, in which case such Reserve may be immediately imposed), except that a change to a then existing Reserve, which change reflects changed circumstances of which the Lead Borrower has knowledge (such as a change in the aggregate of taxes then outstanding), may be made without such notice.

2-3      -ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

         (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.
         (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 12:12-3(a) (which relates to each Revolving Credit Lender's making amounts available to the Agent) and to Section 15:15-3(a) (which relates to Permissible OverLoans).
         (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

2-4 -RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

2-5 -COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make Revolving Credit Loans and the Agent shall cause L/C's to be issued for the account of the Lead Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:
         (a) The amount of the loan or advance or L/C so requested does not exceed Availability.
         (b) No Borrower is in Default.

2-6      -REVOLVING CREDIT LOAN REQUESTS.

         (a) Requests for Revolving Credit Loans or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Agent.
         (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:

                  (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 12:00 PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00.

                  (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00PM three (3) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $500,000.00 and in increments of $100,000.00 in excess of such minimum.

                  (iii) Any Eurodollar Loan which matures while any Borrower is in Default shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Eurodollar Loan.

         (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.

         (d) The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrowers as provided in Section 2:2-19.

         (e) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be reasonably satisfactory to the Agent.

         (f) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                  (i)  There  has  been  no  material   adverse  change  in  the
         Borrowers' financial condition from the most recent financial information furnished Agent or any Revolving Credit Lender pursuant to this Agreement.

                  (ii) If on any day that an advance is made hereunder, any sales tax owed by the Borrowers is due and payable and remains unpaid, then some or all of such advance shall be applied to cover the Borrowers' payment of such sales tax.

                  (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request.

                  (iv) The granting of the request will not result in a breach of or default under the 1995 Indenture.

                  (v) No Borrower is in Default.

         (g) If, at any time or from time to time, any Borrower is in Default:

                  (i) The Agent may suspend the Revolving Credit immediately.

                  (ii) Neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                  (iii) The Agent may suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a

         Eurodollar Loan.

2-7      -Making of Revolving Credit Loans.

         (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Lead Borrower.

         (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                  (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

                  (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

         (c) There shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of:

                  (i) Any delay beyond the reasonable control of the Agent in the making of any loan or advance requested under the Revolving Credit.

                  (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

2-8      -SwingLine Loans.

         (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

         (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

         (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-8(c), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any

Liability. The Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

         (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

         (e) SwingLine Loans shall be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

2-9      -The Loan Account.

         (a) An account ("Loan Account") shall be opened on the books of the Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

         (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

         (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

         (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

         (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and each Borrower's obligations under Section 2:2-11(b). Any amount which is added to the principal balance of the Loan Account as provided in this
Section 2:2-9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

         (f) Any written statement rendered by the Agent or any Revolving Credit

Lender to the Lead Borrower concerning the Liabilities shall be reviewed promptly by the Lead Borrower. To the extent that the Lead Borrower believes that there is any mistake in such statement the Lead Borrower shall promptly provide the Agent with written objection thereto, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence of the items described therein.

2-10 -The Revolving Credit Notes. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of EXHIBIT 2:2-10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, each Borrower, at the request of the Agent, shall execute a replacement thereof and deliver such replacement to the Agent.

2-11     -Payment of The Loan Account.

         (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

         (b) The Borrowers, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

         (c) Subject to Section 7:7-4(c), following the occurrence of a Cash Control Event, the Borrowers shall repay the Revolving Credit:

                  (i) in an amount equal to the proceeds realized from the sale,
         refinancing,   or  other  disposition  of,  or  realization  upon,  any
         Collateral; and

                  (ii) in accordance with the provisions of Article 7 hereof. All amounts prepaid under this Section 2:2-11(c) may be reborrowed under the Revolving Credit, subject to and in accordance with, the terms of this Agreement.

         (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

         (e) The Agent shall follow the Lead Borrower's timely instructions with respect to the application of payments against Eurodollar Loans. In the absence of timely instructions from the Lead Borrower, the Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2:2-11(a) and 2:2-11(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse any Borrower from any indemnification obligation under Section 2:2-11(f).

         (f) The Borrowers shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including amounts payable by the Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                  (i) Default by any Borrower in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Eurodollar Loans.

                  (ii) Default by any Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                  (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

2-12     -Interest on Revolving Credit Loans.

         (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2:2-6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

         (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

         (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower.

         (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than five (5) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.

         (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                  (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                  (ii) On the Termination Date and on the End Date.

                  (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Agent.

         (f) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving
Credit Loans shall bear interest, at the option of the Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans plus two Percent (2%) per annum.

2-13 -Revolving Credit Commitment Fee. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "Revolving Credit Commitment Fee" (so referred to herein) in the amount and payable as provided in the Fee Letter.

2-14 -Agent's Fee. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the " Agent's Fee" at the times and in the amounts as set forth the Fee Letter.

2-15 -Unused Line Fee. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "Unused Line Fee" (so referred to herein) of 0.25% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

2-16 -Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the second anniversary hereof (other than by virtue of the Borrower's refinancing of the Liabilities with FRFI or Fleet National Bank or any of their respective Affiliates), the Borrowers shall pay to the Agent, for the benefit of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) in an amount equal to the following percentage of the Revolving Credit Ceiling in effect on the date of this
Agreement:

         (a) Termination Date on or before November 30, 2001: 1.0%.

         (b) Termination Date after November 30, 2001 and on or before November 30, 2002: 0.5%.

2-17     -Concerning Fees.

         (a) In addition to any other right to which the Agent is then entitled on account thereof, the Agent may assess an additional fee payable by the Borrowers on account of the accommodation, from time to time, by the Agent of the Lead Borrower's request that the Agent depart or dispense with one or more of the administrative provisions of this Agreement and/or any Borrower's failure to comply with any of such provisions.

         (b) By way of non-exclusive example, the Agent may assess a fee on account of any of the following:

                  (i) The Borrowers' failure to pay that amount which is necessary so that no OverLoan is outstanding (as required under Section 2:2-11(b) hereof).

                  (ii) The providing of a loan or advance under the Revolving Credit or charging of the Loan Account such that an OverLoan is made.

                  (iii) The foreshortening of any of the time frames with respect to the making of Revolving Credit Loans as set forth in Section 2:2-6.

                  (iv) The Lead Borrower's failure to provide a financial statement or report within the applicable time frame provided for such report under Article 5: hereof.

         (c) The Borrowers shall not be entitled to any credit, rebate or repayment of any fee earned by the Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

2-18     -Agent's and Revolving Credit Lenders' Discretion.

         (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be presumed), based upon such Person's reasonable consideration of any such factors as the Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, believes:

                  (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's Collateral Interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

                  (ii) Indicates that any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                  (iii) Suggests an increase in the likelihood that any Borrower will become the subject of a bankruptcy or insolvency proceeding.

                  (iv) Suggests that any Borrower is in Default.

         (b) In the exercise of such judgment, the Agent and each Revolving Credit Lender also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "Eligible Accounts," "Eligible Inventory", "Eligible L/C Inventory", "Eligible Receivables" and "Cost".

                  (ii) The current financial and business climate of the industry in which each Borrower competes (having regard for that Borrower's position in that industry).

                  (iii) General macroeconomic conditions which have a material effect on the Borrowers' cost structure.

                  (iv) Material changes in or to the mix of the Borrowers' Inventory.

                  (v) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

                  (vi) Such other factors as the Agent and each Revolving Credit Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

         (c) The burden of establishing the failure of the Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers' and may be made only by clear and convincing evidence.

2-19     -Procedures For Issuance of L/C's.

         (a) The Lead Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

         (b) The Agent will cause the issuance of any L/C so requested by the Lead Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-6(g) and if so issued:

                  (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Twenty Million Dollars ($20,000,000.00).

                  (ii) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                         (A)      Standby's: One (1) year from initial issuance.

                         (B)      Documentary's: Sixty (60) days from issuance.

                  (iii) An OverLoan will not result from the issuance of the subject L/C.

         (c) Each Borrower shall execute such documentation to apply for an L/C as may be required by the Issuer.

         (d) There shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of any of the following beyond the reasonable control of the Agent:

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

                  (i) Any delay or refusal by an Issuer to issue an L/C:

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

         (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is in Default or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Agent's rights under Section 2:2-11(b) hereof.

2-20     -Fees For L/C's.
         (a) The Borrowers shall pay to the Agent, for the benefit of the Revolving Credit Lenders, a fee, on account of L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to the applicable L/C Fees of the weighted average Stated Amount of all standby and documentary L/C's, as applicable, outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum.

         (b) In addition to the fee to be paid as provided in Subsection 2:2-20(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         (c)If any change in Applicable Law shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                  (ii) impose on any Issuer any other  condition or requirements relating to any such letters of credit; and the result of any event referred to in Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such

         Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

2-21     -Concerning L/C's.

         (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

         (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

         (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                  (i) Select an advising bank, if any.

                 (ii) Select a paying bank, if any.

                (iii) Select a negotiating bank.

         (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Revolving Credit
Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

         (e) The Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

         (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

         (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

2-22     -Changed Circumstances.

         (a) The Agent may advise the Lead Borrower that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                  (i) Adequate and fair means do not exist for ascertaining the rate for Eurodollar Loans.

                  (ii) The continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Agent or any Revolving Credit Lender in good faith with any Applicable Law.

                  (iii) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

         (b) In the event that the Agent advises the Lead Borrower of an occurrence described in Section 2:2-22(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                  (i) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                  (ii) Any notice which the Lead Borrower had given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2:2-22(a), shall be deemed at the option of the Agent to not having been given.

2-23     -Designation of Lead Borrower as Borrowers'  Agent.

         (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2:2-1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Revolving Credit Lender on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.

         (b) Each Borrower recognizes that credit available to it under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of all other Borrowers as if the Borrower so assuming were each other Borrower.

         (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

         (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Lead Borrower shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

2-24     -Lenders' Commitments

         (a) Subject to Section 16:16-1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "Revolving Credit Commitment Percentage", and "Revolving Credit Dollar Commitment" (respectively so referred to herein) is set forth on EXHIBIT 2:2-24, annexed hereto.

         (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

                  (i) That Revolving Credit Lender's Revolving Credit Commitment

         Percentage of the subject loan or advance or of Availability.

                  (ii) that Revolving Credit Lender's Revolving Credit Dollar Commitment.

         (c) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

         (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", as described in Section 16:16-1, below, provided, however unless an Event of Default has occurred (in which event, no consent of any Borrower is required) subsequent to the completion of the initial syndication by the Syndication Agent, any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

         (e) . Upon written notice given the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2:2-24(d):

                  (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced), provided, however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages.

                  (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges, and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter arising.

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

Article 3:        - Conditions Precedent:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents and conditions respectively described below, shall have been delivered to the Agent, or satisfied (in form and substance satisfactory to the Agent):

3-1      -Corporate Due Diligence.

         (a) Certificates of corporate good standing for each Borrower, respectively, issued by the Secretary of State for the state in which that Borrower is incorporated.

         (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature a Borrower's business conducted or assets owned could require such qualification.

         (c) Certificates of each Borrower's secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

3-2 -Opinion. An opinion of counsel to the Borrowers in form and substance satisfactory to the Agent.

3-3 -Additional Documents. Such additional instruments and documents as the Agent or its counsel reasonably may require or request.

3-4 -Representations and Warranties. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

3-5 -Perfection of Encumbrances. The Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agents to be filed, registered or recorded to create or perfect the first priority Encumbrances intended to be created under the Loan Documents and all such documents and instruments shall have been so filed to the satisfaction of the Agent.

3-6 -Satisfaction of Existing Indebtedness. The Agent shall have received a payoff letter from Bank of America reasonably satisfactory in form and substance to the Agent, together with releases of all Encumbrances held by such Person on the assets of the Borrower. Contemporaneously with the first advance under the Revolving Credit, the Borrower shall pay all indebtedness reflected in such payoff letter in full.

3-7  -Consents  and  Approvals.  All  necessary  consents  and  approvals to the
transactions   contemplated  hereby  shall  have  been  obtained  and  shall  be reasonably satisfactory to the Agent.

3-8 -No Defaults under Applicable law or Material Agreements. The consummation of the transactions contemplated hereby shall not (a) violate any Requirement of Law or (b) conflict with, or result in a default or event of default under, any material agreement of the Borrowers.

3-9 -No Litigation. There shall not exist any litigation or other proceedings, the result of which has or is likely to have a Material Adverse Effect on any Borrower.

3-10 -All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facilities contemplated hereby (including the reasonable fees and expenses of counsel to the Agent) shall have been paid in full.

3-11 -No Material Adverse Change. Except as otherwise disclosed in writing to the Agent or in a filing with the SEC, no event shall have occurred or failed to occur, which occurrence has or is reasonably likely to have a materially adverse effect upon any Borrower's financial condition when compared with such financial condition at September 2, 2000.

3-12 -Minimum Day One Availability. After giving effect to the first funding under the Revolving Credit, Availability shall not be less than $50,000,000.00.

3-13     -Borrower Not In Default.  No Borrower is in Default.

3-14 -Bond Indentures. Review of the 1995 Indenture satisfactory to the Agent, including, without limitation, the Agent's satisfaction that no event of default will arise thereunder by virtue of the consummation of loan the credit facility described herein, and that the terms thereof do not impede the Agent's obtaining a lien on the Borrower's assets and do not result in the bondholders' obtaining a lien on any of the Borrower's assets. The Agent may require an opinion of Borrower's counsel to the foregoing satisfactory to the Agent in all respects.

3-15 -Projections. The Agent shall have received and be satisfied with detailed one-year financial projections and business assumptions for the Borrower.

3-16  -Other  Information.   Any  other  information  (financial  or  otherwise)
requested by the Agent shall have been received by the Agent and shall be in form and substance reasonably satisfactory to the Agent.

3-17 -No Negative Effect on Syndication. There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would, in the opinion of the Agent, have a material adverse effect on the market for loan syndications or in the markets for equity securities in particular, or adversely affecting the syndication.

3-18 -Government Regulations. The proposed financing is subject to the condition that no material changes in governmental regulations or policies affecting the Borrower, the Agent or Lenders involved in this transaction occur prior to Closing.

3-19 -Benefit of Conditions Precedent. The conditions set forth in this Article 3: are for the sole benefit of the Agent and each Revolving Credit Lender and may be waived by the Agent in whole or in part without prejudice to the Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender until received and accepted by the Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Agent at said offices.

Article 4:        - General Representations, Covenants and Warranties:

         To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrowers, in addition to all other representations, warranties, and covenants made by any Borrower in any other

Loan Document, make those representations, warranties, and covenants included in this Agreement.

4-1 -Payment and Performance of Liabilities. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

4-2      -Due Organization. Authorization. No Conflicts.

         (a) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would have a Material Adverse Effect.

         (b) Each Borrower's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is stated on EXHIBIT 4:4-2, annexed hereto.

         (c)  No  Borrower   shall  change  its  State  of   organization;   any
organizational identification number assigned to that Borrower by that State; or that Borrower's federal taxpayer identification number.

         (d) Each Affiliate is listed on EXHIBIT 4:4-2. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

         (e) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

         (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

         (g) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

4-3      -Trade Names.

         (a) EXHIBIT 4:4-3, annexed hereto, is a listing of:

                  (i) All names under which any Borrower ever conducted its business after September 11, 1995.

                  (ii) All Persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

         (b) The Lead Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

4-4      -Infrastructure.

         (a) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

         (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.

         (c) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, to the extent that any infringement would have a Material Adverse Effect.

4-5      -Locations.
         (a) The Collateral, and the books, records, and papers of Borrowers' pertaining thereto, are kept and maintained solely at the following locations:

                  (i) The Lead Borrower's  chief executive  offices which are at

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

         20 Federal Plaza West, Youngstown, Ohio 44503.

                 (ii) Those locations which are listed on EXHIBIT 4:4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of then Borrowers' landlords.

         (b) Notwithstanding anything herein to the contrary, the Borrowers may remove and destroy records and papers of the Borrowers pertaining to the Collateral to the extent that it is consistent with Current Practices of the Borrowers.

         (c) No Borrower shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4:4-5 except for the following purposes:

                  (i) To accomplish sales of Inventory in the ordinary course of business.

                  (ii) To move Inventory from one such location to another such location of the same Borrower.

                  (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

         (d) No Borrower will execute any Lease other than where each of the following conditions is satisfied:

                  (i) Such execution is in the ordinary course of business.

                  (ii) Neither such execution nor any Borrower's acting under such Lease results in any Borrower's becoming in Default.

                  (iii) Not less than fifteen (15) days prior written notice (with reasonable particularity) is given to the Agent of the execution of the subject Lease.

                  (iv) Such execution will not result in the Borrowers' opening of one or more Stores, if the opening of such Store or Stores is otherwise prohibited by this Agreement.

         (e) Each Borrower may alter, modify, or amend any Lease in the ordinary
course  of  its  business;  provided   that  such  alteration,  modification  or
amendment does not cause any Borrower to become in Default.

         (f) During any fiscal year during which this Agreement is in effect:

                  (i) The Borrowers may open and/or relocate up to an aggregate of 10 Stores more than reflected in the forecast furnished to the Agent, provided that such opening and/or relocation otherwise complies with this Agreement.

                  (ii) The Borrowers may permanently close up to an aggregate of 10 Stores more than reflected in the forecast furnished to the Agent ("permanently close" meaning a Store's going dark for more than 30 consecutive days other than on account of an event or circumstance which constitutes force majeures).

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

         (g) Except as otherwise  disclosed  pursuant to, or permitted  by, this
Section 4:4-5, no tangible personal property of any Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

4-6      -Title to Assets.

         (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of Permitted Encumbrances.

         (b) No Borrower has, and none shall, have, possession of any property on consignment to that Borrower other than such property disclosed in the Borrowing Base Certificate.

         (c) No Borrower shall acquire or obtain the right to use any Equipment in which Equipment any third party has an interest, except for:

                  (i) Equipment which is used to conduct that Borrower's business.

                  (ii) Equipment with respect to which the Agent has received an agreement (substantially in the form of EXHIBIT 4:4-6(c)(ii), annexed hereto) with the third party which has an interest in such Equipment.

4-7 -Indebtedness. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

         (a) Any Indebtedness on account of the Revolving Credit.

         (b) The Indebtedness (if any) listed on EXHIBIT 4:4-7, annexed hereto.

         (c)   Indebtedness   incurred  in  connection  with  the  financing  or
refinancing of any Equipment and real estate.

         (d) Indebtedness incurred in the refinancing and retirement of the 1995 Indenture.

         (e)   Indebtedness   incurred  in  connection  with  loans  made  among
Borrowers.

4-8      -Insurance.

         (a) EXHIBIT 4:4-8, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in material default or material violation of any such policy.

         (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Agent.

         (c) All insurance carried by the Borrowers shall provide for a minimum of thirty (30) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.

         (d) The coverage reflected on EXHIBIT 4:4-8 presently satisfies the foregoing requirements, it being recognized by each Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

         (e) The Lead Borrower shall furnish the Agent from time to time with certificates or other evidence satisfactory to the Agent regarding compliance by the Borrowers with the foregoing requirements.

         (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Agent, at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

4-9 -Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party is in full force and effect in all material respects. No party to any such license or agreement is in default or violation thereof which would have a Material Adverse Effect. No Borrower has received any notice or threat of cancellation of any such license or agreement where such cancellation could have a Material Adverse Effect.

4-10 -Leases. EXHIBIT 4:4-10, annexed hereto, is a schedule of all presently effective Capital Leases. (Exhibit 4:4-5 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect in all material respects. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease which would have a Material Adverse Effect. No Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease where such cancellation could have a Material Adverse Effect. Each Borrower hereby authorizes the Agent at any time and from time to time to contact any of the Borrowers' respective landlords in accordance with commercially reasonable lending practices in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Agent may determine.

4-11 -Requirements of Law. Each Borrower is in compliance in all material respects with, and shall hereafter comply with and use its assets in compliance in all material respects with, all Requirements of Law if the failure to comply with any Requirements of Law would have a Material Adverse Effect. No Borrower has received any notice of any violation of any Requirement of Law where the effect of such violation could have a Material Adverse Effect.

4-12     -Labor Relations. Except as described in EXHIBIT 4:4-12:

         (a) No Borrower has been, and none is presently a party to any collective bargaining or other labor contract.

         (b) There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

                  (i)  Any  strike,  slowdown,   picketing,  work  stoppage,  or
         employee grievance process.

                  (ii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have a Material Adverse Effect on that Borrower

                  (iii) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                  (iv) Any application for the certification of a collective bargaining agent.

         (c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

         (d) Each Borrower:

                  (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, if the failure to comply with any such Applicable Laws would have a Material Adverse Effect.

                  (ii) Is not liable for the payment of more than a de minimius amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 4:4-12(d)(i), the failure of which had or has a Material Adverse Effect.

4-13     -Maintain Properties. The Borrowers shall:

         (a) Keep the Collateral in good order and repair consistent with the Borrowers' Current Practices (ordinary reasonable wear and tear and insured casualty excepted).

         (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

         (c) Not use any material portion of the Collateral in violation of any policy of insurance thereon.

         (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (i) The sale of Inventory in compliance with this Agreement.

                  (ii) The disposal of Equipment which is obsolete, worn out, damaged beyond repair, or no longer useful in the business of a Borrower, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Borrower.

                  (iii) The turning over to the Agent of all Receipts as provided herein.

4-14     -Taxes.

         (a) With respect to the Borrowers' federal, state, and local tax liability and obligations:

                  (i) The Lead Borrower, in compliance with all Applicable Law, has properly filed all returns due to be filed up to the date of this Agreement.

                  (ii) Except as described on EXHIBIT 4:4-14:

                           (A) At no time  during  the past  three (3) years has
                  any Borrower received from any taxing authority any request to perform any examination of or with respect to any Borrower nor any other written notice in any way relating to any claimed failure by any Borrower to materially comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes, the failure of which would have a Material Adverse Effect.

                           (B) No  agreement  is extant  which waives or extends
                  any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                           (C) No issue has been  raised in any tax  examination
                  of any Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

         (b) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file.

4-15 -No Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

4-16     -ERISA.

         (a) Except as described in EXHIBIT 4:4-16(a), neither any Borrower nor any ERISA Affiliate, since September 11, 1995:

                  (i) Violated or failed to be in full compliance with any Borrower's Employee Benefit Plan it maintains, except where such failure or noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (ii) Failed timely to file all reports and filings required by ERISA to be filed by any Borrower, except where such failure or noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (iv) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

                  (v) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

                  (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

                  (vii) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         (b) Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4:4-16(a).

4-17     -Hazardous Materials.

         (a) Except as described in EXHIBIT 4:4-17(a), no Borrower has since September 11, 1995: (i) been held legally responsible for any release or threat of release of any Hazardous Material in violation of any Environmental Laws, or
(ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Borrower would be responsible.

         (b) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Borrower's business and in compliance with all Environmental Laws.

4-18 -Litigation. Except as described in EXHIBIT 4:4-18, annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, could have a Material Adverse Effect on a Borrower.

4-19     -Dividends. Investments. Corporate Action.   No Borrower shall:

         (a) Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock.

         (b) Own, redeem, retire, purchase, or acquire any of any Borrower's capital stock other than

                  (i) in connection with the creation of a New Borrower (as to which, see Section 4:4-20).

                  (ii) Permitted Repurchases.

         (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person, including, without limitation, Avatex Corporation, other than:

                  (i) In connection with the creation of a New Borrower (as to which, see Section 4:4-20)

                  (ii) Permitted Investments.

         (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

         (e) Consolidate any of that Borrower's operations with those of any other Person other than of another Borrower.

         (f) Organize or create any Affiliate other than in connection with the creation of a New Borrower (as to which, see Section 4:4-20).

         (g) Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.

         (h) Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Agreement, except for assets acquired in connection with the opening of new stores (as permitted hereunder), and otherwise with the consent of the Agent, such consent not to be unreasonably withheld.

4-20     -New Borrowers.

         (a) Subject to and conditioned on the satisfaction of the requirements included and referred to in this Section 4:4-20, any Borrower may organize or create a wholly owned subsidiary (a "New Borrower").

         (b) A Borrower may organize or create a New Borrower provided that each of the following is satisfied:

                  (i) The Borrowers are not then and will not thereby be rendered in Default.

                  (ii) The Lead Borrower has furnished the Agent with the following by no less than fifteen (15) days prior to any New Borrower's acquiring any assets:

                           (A) A certificate of incorporation for the New Borrower, issued no more than seven (7) days previous to the date when so furnished, by the Secretary of State in which that New Borrower is organized.

                           (B) Certificates of qualification to do business issued by any State in which such qualification of the New Borrower may be necessary.

                           (C) A Certificate of the Secretary of the New Borrower which includes copies of the resolutions of the New Borrower to become a party to this Agreement as a "Borrower".

                           (D) The written assumption agreement (in form reasonably satisfactory to the Agent) by the New Borrower pursuant to which the New Borrower assumes all Liabilities as if the New Borrower were a Borrower immediately prior to such assumption and agreement.

                           (E) Financing  statements to satisfy the requirements
                  of Section 4:4-25 (which relates to additional assurances).

                           (F) Notifications to the New Borrower's  depositories
                  (if different from that to which notices have previously been provided pursuant to Section 7:7-1(b)(i)) in form reasonably satisfactory to the Agent.

                           (G)  Notices  to  the  New  Borrower's   credit  card
                  processor (if different from that to which notices have previously been provided pursuant to Section 7:7-2(b)) in form reasonably satisfactory to the Agent.

                           (H) All  stock  certificates  (each  with a  separate
                  transfer power, executed in blank by the holder thereof) for the New Borrower.

                           (I) Such other  instruments  and documents  which the
                  Agent reasonably may request in connection with the subject New Borrower.

         (c) Any New Borrower shall be a "Borrower" within the meaning of this Agreement from the earliest moment that such Person is required to be the subject of the notice required by Section 4:4-20(b)(ii).

4-21 -Loans. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

         (a) Advance payments made to that Borrower's suppliers in the ordinary course.

         (b) Advances to that Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Borrower.

         (c) Advances made to incentivize employees and prospective employees employed or to be employed as pharmacists, not to exceed $20,000.00 per person and $200,000.00 in any twelve (12) month period.

         (d) Advances made to employees in the nature of bridge loans associated with relocation expenses, not to exceed $200,000.00 per person and $1,000,000.00 in any twelve (12) month period.

         (e) Loans made between two (2) or more Borrowers.

         (f) Loans made to Cabot Noble, Inc. for the sole purpose of financing Permitted Investments.

         (g) Loans made to Strouss Building Associates not to exceed Two Hundred Thousand Dollars ($200,000.00) in any twelve (12) month period.

4-22 -Protection of Assets. The Agent, in the Agent's discretion, and following written notice to the Lead Borrower, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section 4:4-22.

4-23 -Line of Business. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

4-24 -Affiliate Transactions. No Borrower shall make any payment, nor give any value to any Affiliate (other than another Borrower) except for goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall:

         (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

         (b) be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

4-25     -Further Assurances.

         (a) Except for Permitted Encumbrances, no Borrower is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3:) will not be subject to a perfected Collateral Interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

         (b) Except for Permitted Encumbrances, no Borrower will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

         (c) Each Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent reasonably may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's
Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may be required by the Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

         (d) Each Borrower hereby designates the Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's Collateral Interests in the Collateral.

         (e) Each Borrower hereby authorizes the Agent to file such financing statements as the Agent determines as appropriate to perfect or protect the Agent's Collateral Interests in the Collateral.

         (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4:4-25 shall be sufficient for filing to perfect the security interests granted herein.

4-26     -Adequacy of Disclosure.

         (a) All financial statements furnished to the Agent and to each Revolving Credit Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). Except as otherwise disclosed in writing by the Lead Borrower to the Agent or in its filings with the SEC, there has been no material change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

         (b) No Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Agent and to each Revolving Credit Lender prior to the execution of this Agreement (except to the extent not required by GAAP).

         (c) No document, instrument, agreement, or paper now or hereafter given the Agent and to each Revolving Credit Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, is reasonably likely to have, a material adverse effect on the financial condition of any Borrower which has not been disclosed in writing to the Agent and to each Revolving Credit Lender.

4-27 -No Restrictions on Liabilities. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

         (a) Creation of, and granting of Collateral Interests in favor of the Agent.

         (b) Incurrence of Liabilities.

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4-28 -Other  Covenants.  No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.

Article 5:        Financial Reporting and Performance Covenants:

5-1      -Maintain Records.   The Borrowers shall:

         (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

         (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.

         (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

         (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent.

         (e) Not change any Borrower's fiscal year.

5-2      -Access to Records.

         (a) Each Borrower shall accord the Agent with access, at reasonable times, on reasonable notice, from time to time as the Agent may require to all properties owned by or over which any Borrower has control. The Agent shall have the right, and each Borrower will permit the Agent from time to time as Agent may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Agent.

         (b) Each Borrower hereby authorizes the Agent to:

                  (i) Inspect,  copy, duplicate,  review, cause to be reduced to

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         hard copy, run off, draw off, and otherwise use any and all computer or
         electronically   stored  information  or  data  which  relates  to  any
         Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants (such verification to be undertaken in keeping with commercially reasonable commercial lending practices) and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

         (c) Notwithstanding anything to the contrary herein, no Borrower shall be required to deliver or disclose any customer pharmacy records to the extent prohibited by Applicable Law.

         (d)  The  Agent   from  time  to  time  may   designate   one  or  more
representatives to exercise the Agent's rights under this Section 5:5-2 as fully as if the Agent were doing so.

5-3      -Immediate Notice to Agent.

         (a) The Lead Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in any Borrower's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                  (ii) Any ceasing of any Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a dispute in the ordinary course).

                  (iii) Any failure by any Borrower to pay rent at any of that Borrower's locations, which failure continues for more than Three (3) days following the last day on which such rent was payable without more than a de minimis adverse effect to that Borrower.

                  (iv) Any material adverse change in the business, operations, or financial affairs of any Borrower.

                  (v) Any Borrower's becoming in Default.

                  (vi) Any intention on the part of any Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5:5-1(d)).

                  (vii) Any litigation which, if determined adversely to any Borrower, might have a material adverse effect on the financial condition of that Borrower.

         (b) The Lead Borrower shall:

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

                  (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Lead Borrower (qua such shareholders).

                  (ii) Provide the Agent:

                           (A) When filed, copies of all filings with the SEC.

                           (B) When received,  copies of all correspondence from
                  the  SEC,   other   than   routine   non-substantive   general
                  communications from the SEC.

                  (iii) Add the Agent as an addressee on all mailing lists maintained by or for each Borrower.

                  (iv) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                  (v) Provide the Agent, when received by any Borrower, with a copy of any management letter or similar communications from any accountant of any Borrower.

5-4 -Borrowing Base Certificate. The Lead Borrower shall provide the Agent with a collateral report and a Borrowing Base Certificate (in the form of EXHIBIT 5:5-4 annexed hereto, as such form may be revised from time to time by the Agent) at such times as are set forth in EXHIBIT 5:5-5 hereto, provided that upon the occurrence and continuance of a Cash Control Event, such reports shall be provided by 2:00PM, weekly, on Friday of each week (as of the then immediately preceding Saturday). Such Certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is mailed to the Agent on the date of such transmission.

5-5      -Monthly Reports.
                  Monthly, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

                  (i) Those reports described in EXHIBIT 5:5-5 hereto, at the times set forth in such EXHIBIT; and

                  (ii) The officer's compliance certificate described in Section 5:5-8.

5-6 -Quarterly Reports. Quarterly, within forty five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Agent with the following:

         (a) An original counterpart of a management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a

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

store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year.

         (b) The officer's compliance certificate described in Section 5:5-8.

5-7       -Annual Reports.

         (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agent with the following:

                  (i) The Borrowers' annual financial statement, which statement shall bear the unqualified opinion of, the Lead Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (ii) The officer's compliance certificate described in Section 5:5-8.

         (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' fiscal years or the date on which such accountants commence their work on the preparation of the Borrowers' annual financial statement, the Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:

                  (i) Such annual financial statement will be delivered by the Lead Borrower to the Agent (for subsequent distribution to each Revolving Credit Lender).

                  (ii) It is the primary intention of the Borrowers, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5:.

                  (iii) The Lead Borrower has been advised that the Agent and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

         (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that the Borrower is in Default (or that, if the Borrower is in Default, the facts and circumstances thereof).

5-8  -Officers'  Certificates.  The Lead  Borrower  shall cause  either the Lead
Borrower's President, Chief Financial Officer, or its Controller, in each instance, to provide such Person's Certificate with those monthly statements required pursuant to Section 5:5-5(a)(ii), quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

         (a) Indicate that, to the best of such Person's knowledge, after inquiry, the subject statement was prepared in accordance with GAAP consistently

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

applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

                  (i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                  (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5:5-11.

         (b) Indicate either that (i) no Borrower is in Default, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

5-9      -Inventories, Appraisals, and Audits.

         (a) The Agent, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower.

         (b) The Borrowers,  at their own expense, shall cause not less than one
(1) physical inventory to be undertaken in each Fiscal year during which this Agreement is in effect, conducted by such inventory takers as are reasonably satisfactory to the Agent and following such methodology as is reasonably satisfactory to the Agent.

                  (i) Each such inventory shall be reconciled and recorded in the Borrowers' financial statements within thirty (30) days of the date following the completion of such inventory.

                  (ii) The Lead Borrower, within thirty (30) days following the end of each month, shall provide the Agent with the results of each such inventory that was recorded in that month.

                  (iii) The Agent, in its discretion, if any Borrower is in Default, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrowers).

         (c) The Agent may obtain appraisals of the Collateral, from time to time (in all events, at the Borrowers' expense), up to a maximum cost to the Borrowers of $50,000.00 in any twelve (12) month period provided that no Default or Event of Default has occurred, conducted by such appraisers as are reasonably satisfactory to the Agent.

         (d) The Agent contemplates conducting three (3) commercial finance field examinations (in each event, at the Borrowers' expense up to a maximum cost to the Borrowers of $45,000.00 in any twelve (12) month period provided that no Default or Event of Default has occurred, and in each event on reasonable prior notice to the Lead Borrower) of the Borrowers' books and records during any twelve (12) month period during which this Agreement is in

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

effect, but in its discretion, may undertake additional such audits during such period.

5-10     -Additional Financial Information.

         a) In addition to all other information required to be provided pursuant to this Article 5:, the Lead Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, as the Agent may from time to time reasonably request from the Lead Borrower.

         (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

         (c) In all events, the Lead Borrower, no sooner than Ninety (90) days prior to the end of each of the Borrowers' fiscal years, shall provide the Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

         (d) The Agent and each of the Revolving Credit Lenders agrees that, except with the prior consent of the Lead Borrower, it will not disclose any confidential information with respect to the Borrowers which is now or in the future furnished pursuant to this Agreement or any other Loan Document , provided, however, that the Agent and each Revolving Credit Lender may disclose any such information as follows:

                  (i) To the following (but only if the Person to whom so disclosed is instructed to treat such information as confidential):

                           (A)  To  its  employees,   Affiliates,   advisors  or
                  counsel.

                           (B) To any prospective or actual transferee or participant in connection with any contemplated transfer or participation of this Agreement, the Liabilities, or any interest therein by the Agent or any Revolving Credit Lender, which transfer or participation is permitted by the terms of this Agreement.

                           (C) To the Agent and other Revolving Credit Lenders.

                  (ii) As has become generally available to the public.

                  (iii) As may be required or appropriate in any report, statement or testimony submitted to any municipal, state, or federal regulatory body having or claiming to have jurisdiction over the Agent or any Revolving Credit Lender.

                  (iv) As may be required or appropriate in respect to any summons or subpoena or in connection with any litigation

                  (v) In order to comply with any law, order, regulation or ruling applicable to the Agent or any Revolving Credit Lender.

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


5-11 -Financial Performance Covenants. In the event that Availability is less than $20,000,000.00 the Borrowers, at all times thereafter, measured as of the end of each month, shall maintain a Consolidated Net Worth of not less than $45,000,000.00. Compliance with such financial performance covenant shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Agent may determine the Borrowers' compliance with such covenant based upon financial reports and statements provided by the Lead Borrower to the Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent.

Article 6:        - Use of Collateral:

6-1      -Use of Inventory Collateral.

         (a) No Borrower shall engage

                  (i) In any  sale of the  Inventory  other  than  for (a)  fair consideration in the conduct of the Borrowers' business in the ordinary course, or (b) dispositions of damaged or unsaleable Inventory consistent with Current Practices .

                  (ii) Sales or other dispositions to creditors.

                  (iii) Sales or other dispositions in bulk.

                  (iv) Sales of any Collateral in breach of any provision of this Agreement.

         (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to a Borrower without the consent of the Agent.

6-2 -Inventory Quality. All Inventory now owned or hereafter acquired by each Borrower is and will be of good and merchantable quality and free from material defects (other than defects within customary trade tolerances).

6-3 -Adjustments and Allowances. Each Borrower may grant such allowances or other adjustments to that Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Agent's prior written consent in each instance) as

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

that Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this Section 6:6-3 may be limited or terminated by the Agent at any time in the Agent's discretion.

6-4      -Validity of Accounts.

         (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

         (b) The Agent from time to time may verify the Receivables Collateral directly with the Borrowers' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

         (c) No Borrower has any knowledge of any impairment of the validity or collectibility of any of the Accounts. The Lead Borrower shall notify the Agent of any such impairment immediately after any Borrower becomes aware of any such impairment.

6-5 -Notification to Account Debtors. The Agent shall have the right (after an Event of Default has occurred), to notify any of the Borrowers' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

Article 7:        - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

7-1      -DEPOSITORY ACCOUNTS.

         (a) Annexed hereto as EXHIBIT 7:7-1(a) is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

         (b) The Lead Borrower shall deliver the following to the Agent, as a condition to the effectiveness of this Agreement:

                  (i) Notification, executed on behalf of each Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form reasonably satisfactory to the Agent of the Agent's interest in such DDA.

                  (ii) A Blocked Account Agreement substantially in the form of
         EXHIBIT 7:7-1(b)(ii), annexed hereto, with any depository institution at which either of the following conditions applies:

                           (A) Both any DDA (other than the  Operating  Account)
                  and the Operating Account is maintained.

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

                           (B) A Blocked Account is maintained.

         (c) No Borrower will establish any DDA hereafter  (other than an Exempt
DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Agent:

                  (i) Notification to the depository at which such DDA is established if the same would have been required pursuant to Section 7:7-1(b)(ii)(A) if the subject DDA were open at the execution of this Agreement.

                  (ii) A Blocked Account Agreement executed on behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 7:7-1(b)(ii)(B) if the subject DDA were open at the execution of this Agreement.

7-2      -Credit Card Receipts.

         (a) Annexed hereto as EXHIBIT 7:7-2, is a Schedule which describes all arrangements to which any Borrower is a party with respect to the payment to that Borrower of the proceeds of credit card charges for sales by that Borrower.

         (b) The Lead Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of each Borrower, to each of each Borrower's credit card clearinghouses and processors of notice (in form reasonably satisfactory to the Agent), which notice provides that upon notification by the Agent, payment of all credit card charges submitted by that Borrower to that clearinghouse or other processor and any other amount payable to that Borrower by such clearinghouse or other processor shall be directed to the Blocked Account or as otherwise designated from time to time by the Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Agent.

7-3      -The Concentration, Blocked, and Operating Accounts .

         (a) The following checking accounts have been or will be established (and are so referred to herein):

                  (i) The  "Concentration  Account"  (so  referred  to  herein):
         Established by the Agent with Fleet National Bank.

                  (ii)  The   "Blocked   Account"   (so   referred  to  herein):
         Established by the Lead Borrower with PNC Bank.

                  (iii)  The  "Operating   Account"  (so  referred  to  herein):
         Established by the Borrower with PNC Bank.

         (b) The contents of each DDA (other than the Operating Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes proceeds of the Collateral.

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

         (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

7-4      -Proceeds and Collections .

          (a) All Receipts constitute Collateral and proceeds of Collateral.

          (b) Subject to Section 7:7-4(c), upon notice from the Agent to the Lead Borrower that a Cash Control Event has occurred:

               (i) All Receipts:

                    (A) Shall be held in trust by the Borrowers for the Agent.

                    (B) Shall not be commingled with any of any Borrower's other funds.

                    (C) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

               (ii) The Lead Borrower shall cause the ACH or wire transfer to the Blocked Account or the Concentration Account (except in those instances in which such transfer is not within the control of the Lead Borrower or any other Borrower), no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                    (A) The then  contents  of each DDA  (other  than any Exempt
               DDA), each such transfer to be net of any minimum balance, not to exceed $2,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

                    (B) The  proceeds of all credit card  charges not  otherwise provided for pursuant hereto.

               (iii) In the event that,  notwithstanding  the provisions of this
          Section 7:7-4(b) the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Agent.

          (c) The effect of a Cash Control Event is subject to the following:

               (i) The Lead Borrower has a one-time opportunity, following the Agent's giving of notice of the occurrence of a Cash Control Event, to cancel the effectiveness of Sections 2:2-11(c) (which relates to certain mandatory payments to be made by the Borrowers), 7:7-4(b) (which relates to the imposition of certain cash management features), and Section 5:5-4 (which relates to the Lead Borrower's furnishing of periodic Borrowing Base Certificates).

               (ii)  Such  one-time  opportunity  may be  exercised  by the Lead

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

          Borrower on written notice to the Agent if (and only if) Availability following the occurrence of a Cash Control Event has been equal to or in excess of $20,000,000.00 for not less than 180 consecutive days.

               (iii) In the event that Section 2:2-11(c) becomes operative and/or the Agent invokes the provisions of Sections 7:7-4(b) and 5:5-4 thereafter on account of the occurrence of a subsequent Cash Control Event, the Lead Borrower shall not have another opportunity to cancel the effectiveness of those Sections.


7-5       -Payment of Liabilities.


          (a) On each Business Day, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities.

          (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

               (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited.

               (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.

               (iii)  If  notice  of a  deposit  to  the  Concentration  Account
          (Section 7:7-5(b)(i)) or payment (Section 7:7-5(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

               (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

          (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7:7-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

               (i) any Borrower is in Default; and

               (ii) one or more L/C's are then outstanding, then the Agent may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Lead Borrower provided that no Borrower is in Default or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section 10:10-12 or acceleration following the occurrence of any other Event of Default.

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

7-6 -The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all check clearings and other disbursements shall be funded by the Lead Borrower solely from, the Operating Account.


Article 8:        - Grant of Security Interest:


8-1 -Grant of Security Interest. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Agent, for the ratable benefit of the Revolving Credit Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):

          (a) All Accounts and accounts receivable.

          (b) All Inventory.

          (c) All General Intangibles.

          (d) All Chattel Paper.

          (e) All Letter-of-Credit Rights.

          (f) All Payment Intangibles.

          (g) All Supporting Obligations.

          (h) All books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

          (i) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, and cash (but not equipment (as defined in the UCC) or real estate).

          (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (8:8-1(a) through 8:8-1(i)).

          (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8:8-1(a) through 8:8-1(j)), including the right of stoppage in transit.

8-2      -Extent and Duration of Security Interest.

          (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Agent.

          (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower other than Equipment and real estate.

          (c) It is further intended that, with respect to any term used herein to describe Collateral, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, the meaning given that term shall be the more encompassing of the two definitions.

Article 9:        - Agent As Borrower's Attorney-In-Fact:

9-1 -Appointment as Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints the Agent as that (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

          (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

          (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lease Borrower or to any trustee in bankruptcy or receiver of the Lead Borrower, or other legal representative of a Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

          (c) Endorse the name of the relevant Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

          (d) Sign the name of the  Borrower  on any  notice  to the  Borrower's

     Account Debtors or verification of the Receivables Collateral; sign any Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

          (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

          (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

          (g) Use, license or transfer any or all General Intangibles of each Borrower.


9-2 -No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9:9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


Article 10:       - Events of Default:

         The occurrence of any event described in this Article 10: respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10:10-12, any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 13:13-1(b) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and any Borrower and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by any Borrower.


10-1 -Failure to Pay the Revolving Credit. The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.


10-2 -Failure To Make Other Payments.  The failure by any Borrower to pay within

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

five (5) days of when due any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.


10-3 -Failure to Perform Covenant or Liability (No Grace Period) . The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

   Section            Relates to:
   ------------------------------
   4:4-7              Indebtedness
   4:4-19             Dividends. Investments. Other  Corporate Actions
   4:4-24             Affiliate Transactions
   Article 7:         Cash Management


10-4 -Financial Reporting Requirements. The failure by the Lead Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Article 5, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

------------------------------------- ------------------ -------------------------- --------------------------------

REPORT / STATEMENT                    REQUIRED BY        GRACE PERIOD               NUMBER OF GRACE PERIODS
                                      SECTION
------------------------------------- ------------------ -------------------------- --------------------------------
------------------------------------- ------------------ -------------------------- --------------------------------

Borrowing Base Certificates           5:5:5-4            One Business Day           3 per fiscal Quarter
------------------------------------- ------------------ -------------------------- --------------------------------

Monthly Report (15 Days)              5:5-5              Three Business Days        4 in any 12 months
------------------------------------- ------------------ -------------------------- --------------------------------


10-5 -Failure to Perform Covenant or Liability (Grace Period). The failure by any Borrower within twenty (20) days following the earlier of any Borrower's actual knowledge of a breach of any covenant or Liability not described in any of Sections 10:10-1,10:10-2, 10:10-3, or 10:10-4 or of its receipt of written notice from the Agent of the breach of any of any of such covenants or Liabilities.

10-6 -Misrepresentation. The determination by the Agent that any representation or warranty at any time made by any Borrower to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

10-7 -Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of any Borrower in excess of $1,000,000.00 to any creditor other than the Agent or any Revolving Credit Lender could be accelerated or, without the consent of any Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

10-8  -Default  Under  Other  Agreements.  The  occurrence  of any breach of any

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

covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Agent or any Revolving Credit Lender and any Borrower or instrument given by any Borrower to the Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

10-9 -Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

10-10    -Attachment. Judgment. Restraint of Business.

          (a) The service of process upon the Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, the Agent or that Revolving Credit or such Participant.

          (b) The entry of any judgment against any Borrower in excess of $1,000,000.00, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen
     (15) days of its entry.

          (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

10-11 -Business Failure. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary liquidation or extension of debt agreement for any Borrower or involuntary liquidation which is not timely contested, or if timely contested, is not dismissed within sixty (60) days of when filed; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of any Borrower's business or operations

10-12 -Bankruptcy. The failure by any Borrower to generally pay the debts of any Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

10-13 -Default by Guarantor. The occurrence of any of the foregoing Events of Default with respect to any guarantor or endorser of the Liabilities as if such guarantor were a "Borrower" described therein.

10-14 -Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower aggregating for all Borrowers an amount not to exceed $1,000,000.00,and/or the imposition of any stay or other order, the effect of which would have a Material Adverse Effect.

10-15 -Termination of Guaranty. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

10-16    -Challenge to Loan Documents.

          (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

          (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

10-17    -Change in Control.        Any Change in Control.

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

Article 11:       - Rights and Remedies Upon Default:

11-1 -Acceleration.  Upon the occurrence of any Event of Default as described in
Section 10:10-12, all Indebtedness of the Borrower to the Revolving Credit Lenders shall be immediately due and payable. Upon the occurrence of any Event of Default other than as described in Section 10:10-12, the Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Agent shall) declare all Indebtedness of the Borrower to the Revolving Credit Lenders to be immediately due and payable and may exercise all of the Agent's Rights and Remedies as the Agent from time to time thereafter determines as appropriate.

11-2 -Rights of Enforcement. Following the occurrence of any Event of Default, the Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:

          (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.

          (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Agent as provided in any written agreement or undertaking of such broker in favor of the Agent.

          (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

          (d) To take possession of all or any portion of the Collateral.

          (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

          (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

          (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

          (h)  To  exercise  all  or  any  of  the  rights,  remedies,   powers,
     privileges, and discretions under all or any of the Loan Documents.

11-3     -Sale of Collateral.

          (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

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

          (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

          (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

          (d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

          (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

          (f) The Agent shall apply the proceeds of the Agent's exercise of its rights and remedies upon default pursuant to this Article 11: in accordance with Sections 13:13-6 and 13:13-7.

11-4 -Occupation of Business Location. In connection with the Agent's exercise of the Agent's rights under this Article 11:, the Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Agent be liable to any Borrower for use or occupancy by the Agent of any premises pursuant to this Article 11:, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

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

11-5 -Grant of Nonexclusive License. Each Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license to (i) use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, and/or (ii) use any of any Borrower's Equipment and Fixtures, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

11-6 -Assembly of Collateral. The Agent may require any Borrower to assemble the Collateral and make it available to the Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Agent and the Lead Borrower.

11-7 -Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

Article 12:       - Revolving Credit Fundings and Distributions:

12-1     -Revolving Credit Funding Procedures.  Subject to Section 12:12-2:

          (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine
     Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

          (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be

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     made,  shall  Transfer that  Revolving  Credit  Lender's  Revolving  Credit
     Commitment Percentage of the subject Revolving Credit Loan to the Agent.

12-2     -SwingLine Loans.

          (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.

          (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

               (i) At any time and from time to time, the SwingLine Lender may advise the Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate, provided that if the Agent is not so advised by the SwingLine Lender, then all SwingLine Loans shall be converted to Revolving Credit Loans in which all Revolving Credit Lenders participate no less frequently than weekly.

               (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a
          Revolving   Credit  Loan  in  which  all  Revolving   Credit   Lenders
          participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 12:12-1.

          (c) The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.

          (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

               (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13:13-6.

               (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

12-3     -Agent's Covering of Fundings:

          (a) Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Commitment Percentage of the following:

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               (i) Each Revolving  Credit Loan, up to the maximum amount of that
          Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

               (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

          (b) In all circumstances, the Agent may:

               (i) Assume that each Revolving Credit Lender, subject to Section 12:12-3(a), timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan, notice of which is provided pursuant to Section 12:12-1.

               (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

               (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

          (c) In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Commitment Percentage of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "Delinquent Revolving Credit Lender") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:

               (i) The amount which had been made available by the Agent is an " Agent's Cover" (and is so referred to herein).

               (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid.

               (iii) The Delinquent Revolving Credit Lender shall pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender.

               (iv) The Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section 12:12-4(a) (which relates to ordinary course distributions) or Section 13:13-6 (which relates to distributions of

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          proceeds   of  a   Liquidation)   below,   amounts   shall  be  deemed
          distributable   to  a   Delinquent   Revolving   Credit   Lender  (and
          consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

               (v) Subject to Subsection 12:12-3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section 12:12-3(c)(ii), above.

          (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

          (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:

               (i) The Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Agent in accordance with Subsection 12:12-3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

          Plus

               (ii) The aggregate of the amount payable under Subsection 12:12-3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

          Plus

               (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.


12-4 -Ordinary Course Distributions. (This Section 12:12-4 applies unless the provisions of Section 13:13-6 (which relates to distributions in the event of a Liquidation) becomes operative).

          (a) Weekly, on such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

          (b) The Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Agent. For purposes of calculating interest due to a

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     Revolving Credit Lender,  that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

          (c) The Agent shall distribute fees paid on account of the Revolving Credit, as follows:

               (i) The Agent shall pay each Revolving Credit Lender a portion of the Revolving Credit Commitment Fee in accordance with the terms of the letter agreement between the Agent and such Revolving Credit Lender within two (2) Business days after such Person becomes a Revolving Credit Lender hereunder.

               (ii) The Agent shall distribute the Unused Fee, the L/C Fees, and the Early Termination Fees to the Revolving Credit Lenders pro rata based upon their respective Revolving Credit Commitment Percentages, within two (2) Business Days after the Agent's receipt thereof.

          (d) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Agent's Fee to be paid by the Borrowers to the Agent pursuant to this Agreement.

          (e) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys' fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

          (f) Each  distribution  pursuant to this Section 12:12-4 is subject to
     Section 12:12-3(c), above.


Article 13:       - Acceleration and Liquidation:

13-1     -Acceleration Notices

          (a) The Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

          (b) The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such

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     notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

13-2  -Acceleration  Unless stayed by judicial or statutory  process,  the Agent
shall  Accelerate  the  Revolving  Credit   Obligations  within  a  commercially
reasonable time following:

          (a) The Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section 13:13-1(a).

          (b)  The  Agent's   receipt  of  an   Acceleration   Notice  from  the
     SuperMajority Lenders, in compliance with Section 13:13-1(b) .

13-3 -Initiation of Liquidation Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations.

13-4     -Actions At and  Following Initiation of Liquidation

          (a) At the initiation of a Liquidation:

               (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 12:12-2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

               (ii) The Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans and advances.

          (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Commitment Percentage of such honoring.

13-5     -Agent's Conduct of Liquidation

          (a) Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.

          (b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

          (c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain,

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     develop,  and dispose of any Post  Foreclosure  Asset in such manner as the
     Agent determines as appropriate under the circumstances.

          (d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

          (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

13-6     -Distribution of Liquidation Proceeds:

          (a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agent anticipates may need to be paid.

          (b) The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 13:13-7.

          (c) Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, pro-rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

13-7 -Relative Priorities To Proceeds of Liquidation The relative priorities to the proceeds of a Liquidation are as follows:

          (a) To the Agent as reimbursement for all reasonable third party costs and expenses incurred by the Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 13:13-6(a); and then

          (b) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 13:13-4(a)(i); and then

          (c) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

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

          (d) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then

          (e) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

          (f) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 13:13-7(c), 13:13-7(d), 13:13-7(e) ; and then

          (g) To the Revolving Credit Lenders, pro-rata, to the extent of the Revolving Credit Early Termination Fee; and then

          (h) To any other Liabilities.

Article 14:       - The Agent:

14-1     -Appointment of The Agent

          (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Agent" hereunder and under the Loan Documents.

          (b) Each Revolving Credit Lender authorizes the Agent:

               (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agent is a party.

               (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

          (c) Heller Financial, Inc. has been granted the title of " Co-Agent and Documentation Agent", in which capacity, it shall not have any rights nor any responsibilities. It may resign such position, at any time, on written notice to the Agent; and shall cease to be Co-Agent and Documentation Agent contemporaneous with its ceasing to be a Revolving Credit Lender.

14-2     -Responsibilities of Agent

          (a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

          (b) Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

               (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

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

               (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

               (iii)   The   value,   validity,   effectiveness,    genuineness,
          enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

               (iv) Any failure by any Borrower or any other Person (other than the Agent) to perform its obligations under the Loan Documents.

          (c) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

          (d) Neither the Agent, nor any of its directors, officers, or employees shall be responsible to any Revolving Credit Lender for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

          (e) The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.

          (f) The Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

          (g) The Syndication Agent (except as provided in the commitment letter for this transaction) shall have no powers, rights, duties or responsibilities with respect to this Agreement and the other Loan Documents.

14-3     -Concerning Distributions By the Agent

          (a) The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

          (b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

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          (c) If, in the opinion of the Agent,  the  distribution  of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may
     refrain  from  making   distribution   until  the  Agent's  right  to  make
     distribution has been adjudicated by a court of competent jurisdiction.

          (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13:13-7.

          (e) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Lender.

          (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or (y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

14-4 -Dispute Resolution: Any dispute among the Revolving Credit Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

14-5 -Distributions of Notices and of Documents The Agent will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5: of this Agreement, other than any of the following:

          (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

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          (b) Routine or nonmaterial communications.

          (c) Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by the Lead Borrower.

          (d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Agent.

14-6     -Confidential Information

          (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

               (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.

               (ii) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

          (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

14-7 -Reliance by Agent The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

14-8     -Non-Reliance on Agent and Other Revolving Credit Lenders

          (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:

               (i) Independently and without reliance on any representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

               (ii) Has relied upon that Revolving  Credit  Lender's  review of

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

          the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

          (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

          (c) The Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

          (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section 14:14-5), the Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.

          (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.

14-9 -Indemnification Without limiting the liabilities of the Borrowers under any this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

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

14-10    -Resignation of Agent

          (a) The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000.00. The consent of the Lead Borrower otherwise required by this Section 14:14-10(a) shall not be required if an Event of Default has occurred.

          (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

          (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


Article 15:       - Action By Agents - Consents - Amendments - Waivers:

15-1     -Administration of Credit Facilities

          (a) Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate , provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

          (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

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

                  Actions Described in Section  Type of Consent Required
                  ----------------------------  ------------------------
                           15:15-2              Majority Lenders
                           15:15-3              SuperMajority Lenders
                           15:15-4              Certain Consent
                           15:15-5              Unanimous Consent
                           15:15-6              Consent of SwingLine Lender
                           15:15-7              Consent of the Agent


          (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 15:15-1(b) shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.


15-2 - Actions Requiring or On Direction of Majority Lenders Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

15-3 -Actions Requiring or On Direction of SuperMajority Lenders The Consent or direction of the SuperMajority Lenders is required as follows:

          (a) The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Permissible OverLoan may be made, subject to Section 2:2-1(e), above, by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit a Permissible OverLoan to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.

          (b) If any Borrower is then in Default, the SuperMajority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Permissible OverLoans), whereupon, as long as a Borrower is in Default, the only Revolving Credit Loans which may be made are either

               (i) Revolving Credit Loans made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders; or

               (ii)   Revolving   Credit   Loans   made  with   Consent  of  the
          SuperMajority Lenders.

          (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

               (i) Give the  Agent an  Acceleration  Notice in  accordance  with
          Section 13:13-1(b).

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

               (ii) Direct the Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.


15-4 - Action Requiring Certain Consent The consent of the SwingLine Lender and Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 66 2/3 % or more of the Loan Commitments of the Revolving Credit Lenders (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) shall be required to increase the SwingLine Loan Ceiling.

15-5 -Actions Requiring or Directed By Unanimous Consent None of the following may take place except with the Consent of each Revolving Credit Lender adversely affected thereby or with Unanimous Consent:

          (a) Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Commitment Percentage (other than by reason of the application of Section 15:15-10 (which deals with NonConsenting Revolving Credit Lenders) or Section 16:16-1 (which deals with assignments and participations)).

          (b) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

          (c) Any extension of the Maturity Date.

          (d) Any forgiveness of all or any portion of any payment Liability.

          (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Agent shall also be required)) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Agent on the other).

          (f) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

          (g) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment , it being understood, however, that:

               (i) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

               (ii) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

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

          (h) Any release of any Person obligated on account of the Liabilities.

          (i) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not either a Permissible OverLoan, provided, however,

               (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

               (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible OverLoan, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

          (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible OverLoan or, subject to the time limits included in Section 15:15-3(a) (which places time and frequency limits on Permissible OverLoans), to eliminate an OverLoan.

          (k) Any amendment of this Article 15:.

          (l) Amendment of any of the following  Definitions:
                                "Majority Lender"
                                "Permissible OverLoan"
                                "SuperMajority Lenders
                                "Unanimous Consent"

15-6 -Actions Requiring SwingLine Lender Consent No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

15-7     -Actions Requiring Agent's Consent

          (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.

          (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

15-8     -Miscellaneous Actions

          (a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

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

          (b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first

               (i) receive such clear, unambiguous, written instructions as the Agent deems appropriate; and

               (ii) be indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

          (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

15-9 -Actions Requiring Borrower's Consent The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Lead
Borrower:

         Article           Title of Article
         -------           ----------------
         12:               Revolving Credit Fundings and Distributions
         13:               Acceleration and Liquidation
         14:               The Agent


15-10    -NonConsenting Revolving Credit Lender

          (a) In the event that a Revolving Credit Lender (in this Section 15:15-10, a "NonConsenting Revolving Credit Lender") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Article 15:, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16:16-1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.

          (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

               (i) Such  NonConsenting  Revolving Credit Lender's Pro-Rata share

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

          of the principal and interest of the Revolving Credit Loans to the date of such assignment.

               (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.

               (iii)  Any  out-of-pocket   costs  and  expenses  for  which  the
          NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.

          (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 15:15-10(b), then:

               (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.


               (ii)  The  Revolving  Credit  Note  held  by  the   NonConsenting
          Revolving Credit Lender shall have no force or effect whatsoever.

               (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

               (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

          (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages, with the Agent coordinating such transaction.

          (e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16:16-2(b) shall be due under such circumstances.


Article 16:       -        Assignments By Revolving Credit Lenders:

16-1     -Assignments and Assumptions:

          (a) Except as provided  herein,  each Revolving Credit Lender (in this
     Section 16:16-1(a), an "Assigning Revolving Credit Lender") may assign to one or more Eligible Assignees (in this Section 16:16-1(a), each an "Assignee Revolving Credit Lender") all or a portion of that Revolving

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

     Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

               (i) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 16:16-1(a)(iii).

               (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

               (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $10,000,000.00.


16-2 -Assignment Procedures. (This Section 16:16-2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16: and permitted by Section 16:16-1).

          (a) The parties to such an assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 16:16-2, annexed hereto.

          (b) The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

          (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Commitment Percentage and Revolving Credit Commitment Percentage of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

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

          (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Acceptance.

16-3     -Effect of Assignment.

          (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

               (i) The Assignee Revolving Credit Lender:

                    (A) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                    (B) Shall  have the  rights  of a  Revolving  Credit  Lender hereunder to the extent of the Revolving Credit Commitment Percentage and Revolving Credit Commitment Percentage assigned by such Assignment and Acceptance.

               (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations arising thereafter under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

               (iii)  The  Agent  shall  undertake  to  obtain  and   distribute
          replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

          (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

Article 17:       - Notices:

17-1 -Notice Addresses. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                                    Fleet Retail Finance Inc.
                                    40 Broad Street, 10th Floor
                                    Boston, Massachusetts 02109
                                    Attention        : Mr. Michael D. Murray

                                    Fax              : 617 434-4312

         With a copy to:
                                    Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts  02108
                                    Attention        :  Robert E. Paul, Esquire
                                    Fax              :  617 880-3456

If to the Borrower:
                                    Phar-Mor, Inc.
                                    20 Federal Plaza West
                                    Youngstown, Ohio 44503
                                    Attention        : Mr. Martin Seekely
                                    Fax              :

         With a copy to:
                                    Morrison & Foerster LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104-0050
                                    Attention        : Peter Dopsch, Esquire
                                    Fax:             : 212 468-7900

17-2     -Notice Given.

          (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

               (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

               (ii) By recognized overnight express delivery: the Business Day following the day when sent.

               (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

               (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

          (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

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


Article 18:       - Term:


18-1 -Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-6(g) hereof) until the Termination Date.

18-2     -Actions On Termination.

          (a) On the Termination Date, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

               (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan ).

               (ii) Any then remaining installments of the Revolving Credit Commitment Fee.

               (iii) Any then remaining installments of the Agent's Fee.

               (iv)  Any  payments   due  on  account  of  the   indemnification
          obligations included in Section 2:2-11(f).

               (v) Any accrued and unpaid Unused Line Fee.

               (vi) All unreimbursed costs and expenses of the Agent and of Lenders' Special Counsel for which the Borrower is responsible.

          (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent.

          (c) Until such payment (Section 18:18-2(a)) and arrangements concerning L/C's (Section 18:18-2(b)), all provisions of this Agreement, other than those included in Article 2: which place any obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

          (d) The release by the Agent of the Collateral  Interests  granted the
     Agent  by  the  Borrowers   hereunder  may  be  upon  such  conditions  and
     indemnifications as the Agent reasonably may require.

Article 19:       - General:

19-1 -Protection of Collateral. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent.

19-2 -Publicity. The Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agent.

19-3 -Successors and Assigns. This Agreement shall be binding upon the Borrowers and their respective representatives, successors, and assigns and shall enure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

19-4 -Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

19-5     -Amendments.  Course of Dealing.

          (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and the Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner (subject to the specific terms hereof).

          (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. Subject to Article 15:, no consent, modification, amendment, or waiver of any provision of any

     Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

19-6 -Power of Attorney. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

19-7 -Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with Sections 13:13-6 and 13:13-7 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

19-8 -Increased Costs. If, after the date hereof, the adoption of or any change in any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

          (a) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdictions in which the principal or lending offices of the Agent or that Revolving Credit Lender are located);

          (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant lending office of any Revolving Credit Lender;

          (c) . imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

          (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

19-9     -Costs and Expenses of the Agent .

          (a) The Borrowers shall pay from time to time on demand all reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which are incurred by the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, not exceeding, with respect to the Agent's attorneys, the aggregate of $75,000.00 fees plus actual out of pocket expenses incurred by such attorneys.

          (b) The Borrowers shall pay from time to time on demand all other reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which may be incurred, after the execution of this Agreement, in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

          (c) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

          (d) Each Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

          (e) The undertaking on the part of each Borrower in this Section 19:19-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this Section 19:19-9.

19-10 -Copies and Facsimiles. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

19-11 -Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

19-12    -Consent to Jurisdiction.

          (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

          (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

          (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents.

          (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

          (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

19-13 -Indemnification. Each Borrower shall indemnify, defend, and hold the Agent and each Revolving Credit Lender and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys' fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or in violation of this Agreement or any other Loan Document. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this Section 19:19-13.

19-14 -Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

          (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

          (b) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

          (c) Words in the singular include the plural and words in the plural include the singular.

          (d) Cross  references  to  Sections in this  Agreement  begin with the
     Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

          (e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

          (f) The words "includes" and "including" are not limiting.

          (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

          (h)  Text  which  is  shown  in  italics  (except  for   parenthesized
     italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

          (i) The words "may not" are prohibitive and not permissive.

          (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

          (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

          (l) The symbol "$" refers to United States Dollars.

          (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

          (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

          (o) Except as otherwise specifically provided, all references to time are to Boston time.

          (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

               (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

               (ii) The word "from" means "from and including".

               (iii) The words "to" and "until" each mean "to, but excluding".

               (iv) The word "through" means "to and including".

          (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 19:19-15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

19-15    -Intent.   It is intended that:

          (a) This Agreement take effect as a sealed instrument.

          (b) The scope of all Collateral Interests created by the Borrower to secure the Liabilities be broadly construed in favor of the Agent and that they cover all assets of the Borrower.

          (c) All Collateral Interests created in favor of the Agent at any time and from time to time by any the secure all Liabilities, whether now existing or contemplated or hereafter arising.

          (d) Unless otherwise explicitly provided herein, the Agent's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion, subject to the terms of Section 2:2-18 hereof.

19-16 -Participations: Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "Participant") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis the Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

19-17 -Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower from the Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of the Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times following the occurrence of an Event of Default constitute security for all Liabilities and for any and all obligations of the Borrower to the Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

19-18 -Pledges To Federal Reserve Banks: Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

19-19 -Maximum Interest Rate. Regardless of any provision of any Loan Document, neither the Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

19-20 -Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

19-21    -Waivers.

          (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19:19-21(b), below, knowingly, voluntarily, and intentionally, and understands that Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

          (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

               (i) Except as otherwise specifically required hereby or by any other Loan Document, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

               (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

               (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

               (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

               (v) Any claim to consequential, special, or punitive damages.

                                                                  PHAR-MOR, INC.
                                                               ("lead borrower")

                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer

                                                                   ("borrowers")

                                                                  PHAR-MOR, INC.


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer

                                                       PHAR-MOR OF FLORIDA, INC.

                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer


                                                          PHAR-MOR OF OHIO, INC.


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer

                                                      PHAR-MOR OF VIRGINIA, INC.

                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer

                                                     PHAR-MOR OF WISCONSIN, INC.


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer

                                                      PHAR-MOR OF DELAWARE, INC.


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer


                                                              PHAR-MOR, INC. LLC


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer


                                                                PHARMHOUSE CORP.


                                             By_________________________________

                                                   Print Name: Martin S. Seekely

                                   Title: Vice President Chief Financial Officer


                                                       FLEET RETAIL FINANCE INC.
                                                                       ("AGENT")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                         The "Revolving Credit Lenders"

                                                       FLEET RETAIL FINANCE INC.


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________


                                                          HELLER FINANCIAL, INC.


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________


                                                    FOOTHILL CAPITAL CORPORATION


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________


                                                      GMAC COMMERCIAL CREDIT LLC


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________


                                                   LASALLE BUSINESS CREDIT, INC.


                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________


601804.8